Prospectus Supplement No. 8
Filed Pursuant to Rule 424(b)(3)
File No. 333-149930

MYRIAD INTERACTIVE MEDIA, INC.

7 Ingram Drive, Suite 128

Toronto, Ontario, Canada M6M 2L7

(888) 648-9366 Ex. 2

Prospectus Supplement No. 8

(to Final Prospectus dated January 16, 2014)

This Prospectus Supplement No. 8 supplements and amends the final prospectus dated May 1, 2008 (the “Final Prospectus”), relating to the sale from time to time of up to 5,055,845 shares of common stock by certain shareholders, as well as the shares of common stock underlying the warrants held by the selling shareholders.

On October 15, 2012, we filed with the U.S. Securities and Exchange Commission the attached Annual Report on Form 10-K.

On November 14, 2012, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Report on Form 10-Q.

On February 14, 2013, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Report on Form 10-Q.

On May 15, 2013, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Report on Form 10-Q.

On October 15, 2013, we filed with the U.S. Securities and Exchange Commission the attached Annual Report on Form 10-Q.

On November 18, 2013, we filed with the U.S. Securities and Exchange Commission the attached Quarterly Report on Form 10-Q.

This Prospectus Supplement No. 8 should be read in conjunction with the Final Prospectus and is qualified by reference to the Final Prospectus except to the extent that the information in this Prospectus Supplement No. 8 supersedes the information contained in the Final Prospectus.

Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol “MYRY”. On January 14, 2014, the last reported sale price of our common stock was $0.048 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors”

beginning on page 6 of the Final Prospectus dated May 1, 2008.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus Supplement No. 8 is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement No. 8 is January 16, 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended June 30, 2012
[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
For the transition period from _________ to ________
Commission file number: 000-27645
Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7 Ingram Drive, Suite 128 Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number: (888) 648-9366 EXT 2

Securities registered under Section 12(b) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable
Securities registered under Section 12(g) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes [  ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [  ]  No [X]

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X]       No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [  ] No [X]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes [X]       No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ] Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes [  ]   No [X]

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter. Approx. $4,323,269.39 as of December 31, 2011.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.  50,518,470 as of October 2, 2012.

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PART IV
Item 15.	Exhibits, Financial Statement Schedules	23

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PART I

Item 1.   Business

Principal Place of Business

Our principal offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888-648-9366.  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the development of daily deal aggregation platform and social media marketing business.  We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

Social Media Marketing

We currently have a team of 10 commission-based consultants working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the upmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

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Website Development

We have a separate team of 4 consultants working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Latin America Deal Aggregator

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are

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not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

Mingle Suite Application

On September 16, 2012, we entered into an Agreement with Kalim Kahn to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The Mingle Suite Application is a unique social media application that combines popular social media networks like Facebook, Twitter, Google+ and YouTube into one place. This will allow for seamless integration and ease of use for corporate clients looking for both an all-in-one solution for social media management, and a unique search engine optimization tool equipped with sophisticated analytics. The application was developed just over a year ago, and it is comparable to other popular social media platforms like HootSuite, Vitrue, Buddy Media & Radian6.

Our Agreement calls for a total purchase price of $250,000 to be paid for the Mingle Suite Application.  The purchase price shall be paid as follows:

· Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

· Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

Our obligation to repay the Note in full will be conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

The complete agreement, which is filed herewith as an Exhibit, should be reviewed for additional information.

Employees

We currently have five employees in addition to various outside consultants and  third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

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Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 1A.   Risk Factors.

A smaller reporting company is not required to provide the information required by this Item.

Item 1B.   Unresolved Staff Comments

A smaller reporting company is not required to provide the information required by this Item.

Item 2.   Properties

We do not currently own any real property.

Our Executive Offices

Our principal executive offices are located at, Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7. Our mailing address is the same. Our telephone number is 1-888-648-9366 EXT 2.

Item 3.   Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808.

Item 4.   Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of the Company's shareholders during the fiscal year ended June 30, 2012.

PART II

Item 5.    Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “MYRY.OB.”

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The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended June 30, 2012
Quarter Ended	High $	Low $
September 30, 2011	$0.75	$0.0221
December 31, 2011	$0.20	$0.10
March 31, 2012	$0.17	$0.051
June 30, 2012	$0.15	$0.051

Fiscal Year Ended June 30, 2011
Quarter Ended	High $	Low $
September 30, 2010	$0.20	$0.15
December 31, 2010	$0.20	$0.06
March 31, 2011	$0.25	$0.14
June 30, 2011	$0.10	$0.022

On October 1, 2012, the last sales price per share of our common stock was $0.016.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the

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market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of October 2, 2012, we had 50,518,470 shares of our common stock issued and outstanding, held by 104 shareholders of record, as well as other stockholders who hold shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

On October 18, 2007, our Board of Directors approved the adoption of the 2007 Stock Option Plan of Ivany Mining, Inc. (the “Plan”).  On July 24, 2008, we filed a Registration Statement on Form S-8 to register with the Securities and Exchange Commission (the “Commission”) 5,000,000 shares of our common stock, par value $0.001 per share, which may be issued by us upon the exercise of options granted, or other awards made, pursuant to the terms of the Plan.  A copy of the Plan was filed as an exhibit with the Form S-8 on July 24, 2008. Options to purchase total of 5,000,000 shares are currently issued and outstanding under the plan, and there are therefore no remaining shares currently authorized but not awarded under the Plan.

Recent Sales of Unregistered Securities

On September 30, 2010, we issued 750,000 shares of common stock to General Research GmbH as compensation pursuant to the terms of our Investor Relations Agreement with that company.

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On November 11, 2011, we issued 100,000 Units to a single investor at a price of $0.10 per Unit, for total subscription proceeds of $10,000.  Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15, exercisable for a period of twelve months. The offer and sale of these securities was made pursuant to Rule 506 under Regulation D. All purchasers represented and warranted to us that they were “accredited investors” within the meaning of Rule 501, and we did not engage in any general solicitation or advertising.

On February 9, 2012, we issued 5,000,000 shares of common stock to Orca Capital GmbH as compensation for services to be performed under a Consulting Agreement.

On March 30, 2011, we issued 315,000 Units to three investors at a price of $0.10 per Unit, for total subscription proceeds of $31,500.  Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15, exercisable for a period of twelve months. The offer and sale of these securities was made pursuant to Rule 506 under Regulation D. All purchasers represented and warranted to us that they were “accredited investors” within the meaning of Rule 501, and we did not engage in any general solicitation or advertising.

On April 26, 2012, we issued 41,131 Units to a single investor at a price of $0.10 per Unit, for total subscription proceeds of $4,113.10.  Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15, exercisable for a period of twelve months. The offer and sale of these securities was made pursuant to Rule 506 under Regulation D. All purchasers represented and warranted to us that they were “accredited investors” within the meaning of Rule 501, and we did not engage in any general solicitation or advertising.

Item 6.   Selected Financial Data

A smaller reporting company is not required to provide the information required by this Item.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered

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in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations for the years ended June 30, 2012 and 2011.

We have earned total revenues in the amount of $74,769 during our fiscal year ended June 30, 2012.  We incurred total expenses in the amount of $892,750, resulting in a net loss of $817,981 for the fiscal year ended June 30, 2012. Our operating expenses consisted of professional fees in the amount of $781,070, general and administrative expenses of $111,317, and depreciation in the amount of $363.

By comparison, during the fiscal year ended June 30, 2011, we generated no revenue and incurred total expenses and a net loss of $540,166.  Our expenses during the fiscal year ended June 30, 2012 consisted of professional fees in the amount of $457,247, general and administrative expenses of $81,653, and depreciation of $1,266.

Our losses are attributable to operating expenses together with insufficient, but growing, revenues.  We anticipate that both our operating expenses and our revenues will increase as we continue with our plan of operations.

Liquidity and Capital Resources

As of June 30, 2012, we had total current assets of $145,470, consisting of cash in the amount of $5,579 and prepaid expenses in the amount of 139,891.  As June 30, 2012, we had current liabilities of $47,786, consisting of accounts payable in the amount of 22,662 and a payable due to a shareholder in the amount of $25,124.  Accordingly, we had working capital of $97,684 as of June 30, 2012.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business.  We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Subsequent to the reporting period, on July 31, 2012, we obtained $42,500 in financing from Asher Enterprises, Inc. under the terms of a Convertible Promissory Note and related Securities Purchase Agreement.  The Note issued to Asher Enterprises bears interest at a rate of 8% per year and is convertible at a conversion price equal to 55% of the Market Price of our common stock on the conversion date. For purposes of the Note, “Market Price” is defined as the average of the 3 lowest closing prices for our common stock on the 10 trading days immediately preceding the conversion date. The number of shares issuable upon conversion of the Note is limited so that the holder’s total beneficial ownership of our common stock may not exceed 4.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

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Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have a cumulative deficit of $11,722,021 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Research and Development

We will not be conducting any product research or development during the next 12 months.

Off Balance Sheet Arrangements

As June 30, 2012, there were no off balance sheet arrangements.

Item 7A.   Quantitative and Qualitative Disclosures about Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 8.   Financial Statements and Supplementary Data

See the financial statements annexed to this annual report.

Item 9.   Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 9A.  Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in company reports filed or submitted under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and treasurer, as appropriate to allow timely decisions

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regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our chief executive officer and chief financial officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2012. Based on their evaluation, they concluded that our disclosure controls and procedures were ineffective.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act). Our internal control over financial reporting is a process designed by, or under the supervision of, our chief executive officer and chief financial officer and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of our management, including our chief executive officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation under the criteria established in Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was ineffective as of June 30, 2012.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to an exemption for non-accelerated filers set forth in Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected or is reasonably likely to materially affect, our internal control over financial reporting.

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Item 9B.   Other Information

None

PART III

Item 10.  Directors, Executive Officers and Corporate Governance

Our executive officers and directors and their respective ages as of October 6, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held
Derek Ivany	29	President, Chief Executive Officer, Chief Financial Officer, and Director
Leandro Dumlao	36	Director
Hercules Galang	38	Director

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Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To  the best of our knowledge, during the past ten years, none of the following  occurred  with  respect  to a present or former director, executive officer, or  employee: (1) any bankruptcy petition filed by or against any business  of which such person was a general partner or executive officer either at  the  time  of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal  proceeding  or  being subject to a pending criminal proceeding  (excluding  traffic  violations and other minor offenses); (3) being subject  to  any order, judgment or decree, not subsequently reversed, suspended or  vacated,  of  any  court  of  competent  jurisdiction,  permanently  or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in  any  type of business, securities or banking activities; and (4) being found by  a  court  of  competent  jurisdiction  (in  a  civil action), the SEC or the Commodities  Futures  Trading  Commission  to  have  violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee.  The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time.  We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

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For the fiscal year ending June 30, 2012, the board of directors:

1. Reviewed and discussed the audited financial statements with management, and

2. Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended June 30, 2012 to be included in this Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended June 30, 2006, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended June 30, 2011:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Derek Ivany	6	0	0
Victor Cantore, former officer and director	0	0	0
Sam Nguyen, former officer and director	0	0	0

Code of Ethics

As of June 30, 2012, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Item 11.  Executive Compensation

Compensation Discussion and Analysis

We do not currently have a fixed compensation arrangement with our sole executive officer, Derek Ivany.  During the fiscal year ended June 30, 2012, we did not pay Mr. Ivany any compensation due to financial constraints.

15

On July 29, 2011, under the terms of the 2007 Stock Option Plan, we awarded each of our newly-appointed directors, Leandro Dumlao and Hercules Galang, immediately vested options to purchase 1,500,000 shares of our common stock at an exercise price of $0.10 per share. These options are exercisable for a period of two years.  The issuance of these options was intended to provide a balance of incentives for our officers by providing the potential for net value to the officers upon an immediate increase in the value of the company, while also allowing an opportunity for the officers to earn greater value by way of a larger and sustained increase in the value of the company over time.  We may consider additional options issues during the current fiscal year.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany, President, CEO, CFO and director	2012 2011	0 72,000	0 0	0 0	0 0	0 0	0 0	0 0	0 72,000
Victor Cantore, former CFO and director	2012 2011	n/a 72,000	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 72,000
Sam Nguyen, former V.P. and director	2012 2011	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0	n/a 0

Narrative Disclosure to the Summary Compensation Table

Per their prior consulting agreements with the Company, our Chief Executive Officer, Derek Ivany, and our former Chief Financial Officer, Victor Cantore, were paid cash compensation of $72,000 each during the fiscal year ended June 30, 2011, exclusive of reimbursement of expenses incurred by these officers.  Derek Ivany, our current CEO and CFO, was not paid any compensation during the fiscal year ended June 30, 2012.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

16

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Derek Ivany	0	0	0	n/a	n/a	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany	0	0	0	0	0	0	0
Leandro Dumlao	0	0	0	0	0	0	0
Hercules Galang	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors of the Company.

As discussed above, on July 29, 2011, under the terms of the 2007 Stock Option Plan, we awarded directors Leandro Dumlao and Hercules Galang, immediately vested options to purchase 1,500,000 shares of our common stock at an exercise price of $0.10 per share. These options are exercisable for a period of two years.

17

Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related

Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 2, 2012, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 50,518,470 shares of common stock issued and outstanding on October 2, 2012.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Derek Ivany 7 Ingram Drive Suite 128 Toronto Ontario M6M 2L7 Canada	6,112,020(1)	12.10%
Common	Leandro Dumlao 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7	1,500,000(2)	2.97%
Common	Hercules Galang 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7	1,500,000(3)	2.97%
Common	Total all executive officers and directors	9,112,020	18.04%

Common	5% Shareholders
Common	Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited 1 Capital Place, P.O. Box 847 Grand Cayman, Cayman Islands FGS Advisors, LLC, Investment Manager	5,000,000(4)	9.90%
Common	Arclight Capital, LLC 2062 Troon Drive Henderson, NV 89074 Andrew C. Burton, Managing Member	2,591,552(5)	5.13%

Common	Spectra Capital Management, LLC 595 Madison Avenue, 37th Floor New York, NY 10022 Gregory I. Porges, Managing Member Andrew C. Burton, Manager	2,650,395(6)	5.25%
Common	Victor Cantore 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5	5,104,001	10.10%
Common	Sam Nguyen 50 Noble St. Markham, Ontario L3R 8G1	4,020,000	7.96%
Common	Anna Giglio 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5 Canada	3,000,000	5.94%

(1) Included in the calculation of the beneficial ownership for Mr. Ivany are 112,020 shares held in street name.

(2) Included in the calculation of the beneficial ownership for Mr. Dumlao are options to purchase 1,500,000 shares of common stock at an exercise price of $0.10.  These options are immediately exercisable and expire on July 29, 2013.

(3) Included in the calculation of the beneficial ownership for Mr. Galang are options to purchase 1,500,000 shares of common stock at an exercise price of $0.10.  These options are immediately exercisable and expire on July 29, 2013.

(4) FGS Advisors, LLC (“FGS”) serves and the Investment Manager of Firebird Global Master Fund, Ltd. (“Firebird”) and controls the investment and trading activities of Firebird.  James Passin and Harvery Sawikin are managers and controlling principals of FGS.  In their respective capacities, FGS, Mr. Passin, and Mr. Sawikin exercise voting and investment power with respect to the securities held by Firebird.

(5) Andrew C. Burton is the Managing Member of Arclight Capital, LLC (“Arclight”).  In his capacity as Managing Member of Arclight, Mr. Burton exercises voting and investment power with respect to the securities held by Arclight

(6) Gregory I. Porges is the Managing Member of Spectra Capital Management, LLC (“Spectra”).  Andrew C. Burton is the Manager of Spectra.  In their capacities as the Managing Member and Manager, respectively, of Spectra, Mr. Porges and Mr. Burton exercise voting and investment power with respect to the securities held by Spectra.

*The percentages shown reflect immediately exercisable options and warrants held by the named shareholders, as well as the current issued and outstanding common stock held by these shareholders, divided by the total number of actual shares currently issued and outstanding.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

18

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.   Certain Relationships and Related Transactions, and Director Independence

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us:

1. On July 29, 2011, under the terms of the 2007 Stock Option Plan, we awarded each of our newly-appointed directors, Leandro Dumlao and Hercules Galang, immediately vested options to purchase 1,500,000 shares of our common stock at an exercise price of $0.10 per share. These options are exercisable for a period of two years.

Item 14.   Principal Accounting Fees and Services

Below is the table of Audit Fees (amounts in US$) billed by our auditor in connection with the audit of the Company’s annual financial statements for the years ended:

Financial Statements for the Year Ended June 30	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2012	$11,750	$0	$0	$0
2011	$5,200	$0	$0	$0

19

PART IV

Item 15.   Exhibits, Financial Statements Schedules

Index to Financial Statements Required by Article 8 of Regulation S-X:

Audited Financial Statements:
F-1	Report of Independent Registered Public Accounting Firm
F-2	Consolidated Balance Sheets as of June 30, 2012 and 2011
F-3	Statements of Operations for the years ended June 30, 2012 and 2011
F-4	Statement of Stockholders’ Equity as of June 30, 2012
F-5	Statements of Cash Flows for the years ended June 30, 2012 and 2011
F-6	Notes to Financial Statements

20

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Boards of Directors

Myriad Interactive Media, Inc.

Toronto, Ontario, Canada

We have audited the accompanying balance sheets of Myriad Interactive Media, Inc. (formerly Ivany Nguyen, Inc.), as of June 30, 2012 and 2011, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myriad Interactive Media, Inc. (formerly Ivany Nguyen, Inc.), as of June 30, 2012 and 2011 and the results of its operations and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Myriad Interactive Media, Inc. (formerly Ivany Nguyen, Inc.) will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

September 27, 2012

F-1

MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
Balance Sheets

ASSETS

	June 30,	June 30,
	2012	2011

CURRENT ASSETS

Cash	$5,579	$26,323
Accounts receivable, net	-	-
Prepaid expenses	139,891	26,630

Total Current Assets	145,470	52,953

EQUIPMENT, net	2,633	-

TOTAL ASSETS	$148,103	$52,953

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES

Accounts payable	$22,662	$65,287
Due to shareholder	25,124	527

Total Current Liabilities	47,786	65,814

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 50,518,470 and 44,206,877
shares issued and outstanding, respectively	50,518	44,207
Additional paid-in capital	11,821,820	10,896,972
Accumulated deficit	(11,772,021)	(10,954,040)

Total Stockholders' Equity (Deficit)	100,317	(12,861)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$148,103	$52,953

The accompanying notes are an integral part of these financial statements.

F-2

MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
Statements of Operations

	For the Year Ended
	June 30,
	2012	2011

REVENUES	$74,769	$-

OPERATING EXPENSES

Professional fees	781,070	457,247
General and administrative	111,317	81,653
Depreciation	363	1,266

Total Operating Expenses	892,750	540,166

LOSS FROM OPERATIONS	(817,981)	(540,166)

PROVISION FOR INCOME TAXES	-	-

NET LOSS	$(817,981)	$(540,166)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.02)	$(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES
OUTSTANDING: BASIC AND DILUTED	46,666,921	42,661,822

The accompanying notes are an integral part of these financial statements

F-3

MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
Statements of Stockholders' Equity (Deficit)
					Total
			Additional		Stockholders'
	Common Stock		Paid-In	Accumulated	Equity
	Shares	Amount	Capital	Deficit	(Deficit)

Balance, June 30, 2010	39,506,877	$39,507	$10,391,672	$(10,413,874)	$17,305

Common stock issued for services
at $0.19 per shared	1,150,000	1,150	153,850	-	155,000

Common stock and warrants issued
for cash	3,000,000	3,000	297,000	-	300,000

Warrants exercised for cash at $0.10 per
share	550,000	550	54,450	-	55,000

Net loss for the year ended
June 30, 2011	-	-	-	(540,166)	(540,166)

Balance, June 30, 2011	44,206,877	44,207	10,896,972	(10,954,040)	(12,861)

Common stock and warrants issued
for cash at $0.10 per share	456,131	456	45,157	-	45,613

Common stock issued for services
at $0.10 per share	855,462	855	84,691	-	85,546

Common stock issued for services
at $0.16 per share	5,000,000	5,000	795,000	-	800,000

Net loss for the year ended
June 30, 2012	-	-	-	(817,981)	(817,981)

Balance, June 30, 2012	50,518,470	$50,518	$11,821,820	$(11,772,021)	$100,317

The accompanying notes are an integral part of these financial statements.

F-4

MYRIAD INTERACTIVE MEDIA, INC.
(FKA IVANY NGUYEN, INC.)
Statements of Cash Flows

	For the Year Ended
	June 30,
	2012	2011
OPERATING ACTIVITIES

Net loss	$(817,981)	$(540,166)
Adjustments to reconcile net loss to net cash
used by operating activities:
Common stock issued for services	772,285	155,000
Depreciation	355	1,266
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	-	(26,630)
(Increase) decrease in accounts receivable	-	11,865
Increase (decrease) in accounts payable	(42,625)	527

Net Cash Used in Operating Activities	(87,966)	(398,138)

INVESTING ACTIVITIES

Purchase of computer equipment	(2,988)	-

Net Cash Used in Investing Activities	(2,988)	-

FINANCING ACTIVITIES

Proceeds from common stock	45,613	355,000
Borrowings from shareholder	24,597

Net Cash Provided by Financing Activities	70,210	355,000

NET (DECREASE) IN CASH	(20,744)	(43,138)
CASH AT BEGINNING OF YEAR	26,323	69,461

CASH AT END OF YEAR	$5,579	$26,323

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES:
Common stock issued for prepaid expenses	$800,000	$72,000

The accompanying notes are an integral part of these financial statements.

F-5

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2012 and 2011

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of Business

Myriad Interactive Media, Inc. (Fka Ivany Mining, Inc.) (referred to as the “Company”) is an interactive marketing and development firm based in Toronto, Canada. The Company designs and develops customized marketing plans, social media marketing campaigns, pay per click, and search engine marketing. The Company also develops in house web and mobile applications. The Company’s marketing division is focused on search engine marketing and Pay Per Click campaigns.  The Company’s design team specializes in full design services ranging from print media to website design.  The Company’s web development team specializes in full web development solutions from custom high-end database development to standard design.

History

The Company was incorporated in Nevada on April 23, 1990, as Investor Club of the United States. The name was changed to Noble Financing Group Inc. (in 1992), then to Newman Energy Technologies Incorporated (1998), then World Star Asia, Inc. (1998), Comgen Corp. (1998) and then to Planet411.com Corporation on February 11, 1999 to reflect its then current business objectives. Planet411.com Inc. was incorporated on July 13, 1999. Planet411.com Corporation was merged with and into Planet411.com Inc. (referred to as the “Company”) on October 6, 1999 for the sole purpose of changing the Company's jurisdiction of incorporation to Delaware. On July 18, 2007, the Company filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger whereby the Company (as Planet411.com Inc.) would merge with its wholly-owned subsidiary, Ivany Mining Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of July 18, 2007, was completed pursuant to Section Title 8, Section 251(c) of the Delaware General Corporation Law. Upon completion of this merger, the Company's name was changed to "Ivany Mining Inc." and the Company's Articles of Incorporation have been amended to reflect this name change. On February 16, 2010 the Company’s name was changed to Ivany Nguyen, Inc. On July 6, 2011 the Company’s name was changed to Myriad Interactive Media, Inc.

Definition of Fiscal Year

The Company’s fiscal year end is June 30.

Use of Estimates

The preparation of audited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassification of Financial Statement Accounts

Certain amounts in the June 30, 2011 financial statements have been reclassified to conform to the presentation in the June 30, 2012 financial statements.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

Concentration of Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  Our cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limits . The risk is managed by maintaining all deposits in high quality financial institutions.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service.

F-6

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2012 and 2011

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Fair Value of Financial Instruments

The Company has adopted ASC 805, “Disclosure About Fair Value of Financial Instruments”, which requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Revenue Recognition Policy

The Company recognizes revenues when the services are completed and accepted by the customer.

Advertising Costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling and marketing expenses during the reported periods.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation.

Equity instruments issued to non-employees for goods or services are accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached, whichever is earlier.

Earnings (loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Income Taxes

The Company provides for income taxes under ASC 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

ASC 740 also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 39% to net loss before provision for income taxes for the following reasons:

	June 30, 2012	June 30, 2011
Income tax expense at statutory rate	$(319,013)	$(210,665)
Common stock issued for services	290,805	50,064
Fair value of stock options issued for services	—	—
Valuation allowance	28,207	160,601
Income tax expense per books	$—	$—

F-7

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2012 and 2011

NOTE 1 – COMPANY BACKGROUND AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes (continued)

Net deferred tax assets consist of the following components as of:

	June 30, 2012	June 30, 2011
NOL carryover	$3,443,120	$3,414,912
Valuation allowance	(3,443,120)	(3,414,912)
Net deferred tax asset	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $8,828,513 for federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

Prepaid Expenses

On January 31, 2012, the Company issued 5,000,000 shares of its common stock valued at $800,000 under a 6 months consulting agreement. The Company is amortizing the value of the shares over the term of the contract leaving a balance of $139,891 as prepaid expense as of June 30, 2012.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements of operations or cash flows.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

During the years ended June 30, 2012 and 2011 the Company paid $96,457 and $320,587 in combined fees and expense reimbursements to its executive officers.

The Company has an amount due to shareholders of $25,124 and $527 as of June 30, 2012 and 2011, respectively. The amount is for the reimbursement of expenses paid for the Company by the shareholder and amounts loaned to help fund operations.

F-8

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2012 and 2011

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment are comprised of the following on June 30, 2012 and 2011:

	2012	2011
Computer Equipment	$9,052	$6,064
Accumulated Depreciation	(6,419)	(6,064)
Net Property and Equipment	$2,633	$—

Depreciation expense for the years ended June 30, 2012 and 2011 was $355 and $1,266, respectively.

NOTE 5 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2011, the Company has no shares of preferred stock issued or outstanding.

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of June 30, 2012 and 2011, 50,518,470 and 44,206,877 shares were issued and outstanding, respectively.

During the year ended June 30, 2011, the Company issued 550,000 shares of common stock for $55,000 cash to warrant holders upon the exercise of the warrants. The Company also issued 750,000 shares of common stock to a consultant for services performed. The stock was valued at $75,000 based on the per share trading price on the grant date. The Company also issued 400,000 shares of common stock to two consultants for consulting services to be provided over a term of one year. The stock was valued at $80,000 based on the per share trading price on the grant date. The services are being expensed over the twelve month contract. The remaining balance of the prepaid consulting fees was $26,630 as of June 30, 2011. During the year ended June 30, 2011, the Company also issued 3,000,000 shares of common stock with 3,000,000 attached warrants for cash proceeds of $300,000. The warrants are exercisable for a two year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $148,377 of the total $300,000 proceeds to the warrants based on their relative fair value.

During the year ended June 30, 2012, the Company issued 456,131 shares of common stock with 456,131 attached warrants for $45,613. The warrants are exercisable for a one year period at an exercise price of $0.15. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in footnote 7 and attributed a total of $26,007 of the total $45,613 proceeds to the warrants based on their relative fair value. The Company also issued 5,000,000 shares of common stock to a consultant for services performed. The stock was valued at $800,000 based on the per share trading price on the grant date. The services are being expensed over the twelve month contract. The remaining balance of the prepaid consulting fees was $139,891 as of June 30, 2012. The Company also issued 855,462 shares of common stock to its legal counsel as payment for services previously provided. The stock was valued at $85,546 based on the per share trading price on the grant date. 1

NOTE 6 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model. During the years ended June 30, 2012 and 2011 no compensatory common stock purchase options were granted.

During the year ended June 30, 2011, the Company issued 3,000,000 warrants in conjunction with common stock sold for cash. These warrants have a two year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 142% to 147%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.12 to $0.20.

F-9

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2012 and 2011

NOTE 6 – STOCK OPTIONS AND WARRANTS (CONTINUED)

During the year ended June 30, 2012, the Company issued 456,131 warrants in conjunction with common stock sold for cash. These warrants have a one year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 300% to 330%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.08 to $0.20. Changes in stock options during the years ended June 30, 2012 and 2011 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2010	1,000,000	$0.20	$200,000
Exercisable, June 30, 2010	1,000,000	0.20	200,000
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2011	1,000,000	0.20	200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	1,000,000	$0.20	$200,000
Exercisable, June 30, 2012	1,000,000	$0.20	$200,000

Changes in stock purchase warrants during the years ended June 30, 2012 and 2011 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2010	21,569,613	0.10	$2,156,961
Exercisable, June 30, 2010	21,569,613	0.10	2,156,961
Granted	3,000,000	0.15	450,000
Exercised	(550,000)	0.10	(55,000)
Cancelled	—	—	—
Outstanding, June 30, 2011	24,019,613	0.11	2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961
Granted	456,131	0.15	68,420
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	24,475,744	$0.11	$2,620,381
Exercisable, June 30, 2012	24,475,744	$0.11	$2,620,381

F-10

MYRIAD INTERACTIVE MEDIA, INC.

(fka IVANY NGUYEN, INC.)

Notes to the Financial Statements

June 30, 2012 and 2011

NOTE 7 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

On June 21, 2010 the Company entered into a consulting agreement with a third party wherein the Company agreed to pay EUR 5,000 per month in exchange for consulting services. This agreement was effective through June 21, 2011.

On March 30, 2012 the Company issued 855,462 shares of its common stock to its legal counsel for services rendered. The settlement agreement provides that the Company will pay the difference between the liability settled in shares and the net proceeds from the sale of the shares if the net proceeds is less than the liability settled. As of June 30, 2012 the Company had a contingent liability of approximately $0.09 per share or $76,992 to its legal counsel.

NOTE 8 – SUBSEQUENT EVENTS

On August 1, 2012, the Company entered into a consulting agreement requiring payments of $25,000 in month 1 and $32,000 in months 2 through 6. The fee may be paid in cash or shares of the Company’s common stock.

On July 31, 2012, the Company obtained $42,500 in financing from Asher Enterprises, Inc. under the terms of a Convertible Promissory Note and related Securities Purchase Agreement.  The Convertible Promissory Note bears interest at a rate of 8% per year and is convertible at a conversion price equal to 55% of the market price of the Company’s common stock on the conversion date.

On September 16, 2012, the Company entered into an Agreement to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The Agreement calls for a total purchase price of $250,000 to be paid as follows:

· Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

· Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

The Company’s obligation to repay the Note in full is conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

The Company has analyzed its operations subsequent to June 30, 2012 through the date of this report and has determined that there are no additional material subsequent events to disclose.

F-11

Exhibit Number	Description
3.1	Articles of Incorporation, as amended (1)
3.2	Bylaws, as amended (2)
10.1	Stock Option Agreement with Leandro Dumlao(3)
10.2	Stock Option Agreement with Hercules Galang(3)
10.3	Agreement with Edgewater Wireless Systems, Inc.(4)
10.4	Convertible Promissory Note to Asher Enterprises, Inc. dated July 31, 2012
10.5	Note Purchase Agreement with Asher Enterprises, Inc. dated July 31, 2012
10.6	Agreement with Kalim Khan dated September 19, 2012
10.7	Consulting Agreement with Green International Group
23.1	Consent of Silberstein Ungar, PLLC
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (5)
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (5)
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (5)

1 Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002.

2 Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999.

3 Incorporated by reference to Annual Report on Form 10-K for the period ended June 30, 2011, filed October 26, 2011.

4 Incorporated by reference to Quarterly Report on Form 10-Q for the period ended December 31, 2011, filed February 14, 2012.

5 Incorporated by reference to Annual Report on Form 10-K for the period ended June 30, 2012, filed October 15, 2012

21

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

By:	_/s/ Derek Ivany
Derek Ivany President, Chief Executive Officer, Chief Financial Officer, and Director
October 15, 2012

In accordance with Section 13 or 15(d) of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

By:	_/s/ Derek Ivany
Derek Ivany President, Chief Executive Officer, Chief Financial Officer and Director
October 15, 2012

By:	_/s/ Leandro Dumlao
Leandro Dumlao, Director
October 15, 2012

By:	_/s/ Hercules Galang
Hercules Galang, Director
October 15, 2012

22

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended September 30, 2012
[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
For the transition period from _________ to ________
Commission file number: 000-27645
Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7 Ingram Drive, Suite 128 Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)

(888) 648-9366 Ext. 2

(Registrant’s telephone number)

___________________________

(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 50,518,470 as of November 9, 2012.

1

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheet as of September 30, 2012 and June 30, 2012(unaudited);
F-2	Statements of Operations for the three months ended September 30, 2012 and 2011 (unaudited);
F-3	Statements of Cash Flows for the three months ended September 30, 2012 and 2011 (unaudited);
F-4	Notes to Financial Statements

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended September 30, 2012 are not necessarily indicative of the results that can be expected for the full year.

3

MYRIAD INTERACTIVE MEDIA, INC.
Balance Sheets
(Unaudited)

ASSETS

	September 30,	June 30,
	2012	2012
	(unaudited)
CURRENT ASSETS

Cash	$4,719	$5,579
Accounts receivable	2,008	-
Prepaid expenses	-	139,891

Total Current Assets	6,727	145,470

EQUIPMENT, net	2,452	2,633

TOTAL ASSETS	$9,179	$148,103

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES
CURRENT LIABILITIES

Accounts payable and accrued expenses	$20,013	$22,662
Due to shareholder	42,303	25,124
Convertible note payable	42,500	-
Customer deposits	9,130	-

Total Current Liabilities	113,946	47,786

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 50,518,470 and 50,518,470
shares issued and outstanding, respectively	50,518	50,518
Additional paid-in capital	11,866,256	11,821,820
Accumulated deficit	(12,021,541)	(11,772,021)

Total Stockholders' Equity (Deficit)	(104,767)	100,317
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$9,179	$148,103

The accompanying notes are an integral part of these financial statements.

F-1

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Operations
(Unaudited)

	For the Three Months Ended
	September 30,
	2012	2011

REVENUES	$6,033	$3,169

OPERATING EXPENSES

Professional fees	225,509	44,441
General and administrative	29,204	10,667
Depreciation	262	-

Total Operating Expenses	254,975	55,108

LOSS FROM OPERATIONS	(248,942)	(51,939)

OTHER INCOME (EXPENSE)

Interest expense	(578)	-

Total Other Income (Expense)	(578)	-

LOSS BEFORE INCOME TAXES	(249,520)	(51,939)

INCOME TAX EXPENSE	-	-

NET LOSS	$(249,520)	$(51,939)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	50,518,470	44,206,877

The accompanying notes are an integral part of these financial statements

F-2

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	September 30,
	2012	2011
OPERATING ACTIVITIES
Net loss	$(249,520)	$(51,939)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	269	-
Common stock issued for services	139,891	-
Stock options granted for services	44,436	-
Changes in operating assets and liabilities:
Decrease in prepaid expenses	-	18,148
(Increase) in accounts receivable	(2,008)	-
Increase (decrease) in accounts payable	(2,649)	14,791
Increase in due to shareholder	17,179	460
Increase in deposits	9,130	-

Net Cash Used in Operating Activities	(43,272)	(18,540)

INVESTING ACTIVITIES
Purchase of computer equipment	(88)	-

Net Cash Used in Investing Activities	(88)	-

FINANCING ACTIVITIES
Proceeds from convertible note payable	42,500	-

Net Cash Provided by Financing Activities	42,500	-

NET DECREASE IN CASH	(860)	(18,540)
CASH AT BEGINNING OF PERIOD	5,579	26,323

CASH AT END OF PERIOD	$4,719	$7,783

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

NON CASH FINANCING ACTIVITIES:	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2012 and June 30, 2012

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp.  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at September 30, 2012 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2012 audited financial statements. The results of operations for the period ended September 30, 2012 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the three months ended September 30, 2012 the Company realized a net loss of $249,520 and has incurred an accumulated deficit of $12,021,541. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company has an amount due to shareholders of $42,303 as of September 30, 2012. The amount is for the reimbursement of expenses paid for the Company by the shareholder, amounts loaned to help fund operations, and amounts owed to the shareholder for consulting services.

NOTE 4 – CONVERTIBLE NOTE PAYABLE

On July 31, 2012, the Company issued a convertible promissory note in the amount of $42,500.  The note is due on May 2, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

F-4

NOTE 5 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of September 30, 2012, the Company has no shares of preferred stock issued or outstanding.

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of September 30, 2012, 50,518,470 common shares were issued and outstanding.

NOTE 6 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase options and warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

During the three months ended September 30, 2012, the Company issued 3,000,000 options for services performed by consultants. These options have a one year life and an exercise price of $0.10 and were valued at a total of $44,436. The Company calculated a relative fair value for these options based on a volatility of 305%, a risk-free interest rate of .17% and a stock price on the date of issuance of $0.02.

During the year ended June 30, 2012, the Company issued 456,131 warrants in conjunction with common stock sold for cash. These warrants have a one year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 300% to 330%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.08 to $0.20. Changes in stock options during the periods ended September 30, 2012 and June 30, 2012 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2011	1,000,000	$0.20	$200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	1,000,000	0.20	200,000
Exercisable, June 30, 2012	1,000,000	0.20	200,000
Granted	3,000,000	0.10	300,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, September 30, 2012	4,000,000	$0.125	$500,000
Exercisable, September 30, 2012	4,000,000	$0.125	$500,000

F-5

NOTE 6 – STOCK OPTIONS AND WARRANTS (CONTINUED)

Changes in stock purchase warrants during the periods ended September 30, 2012 and June 30, 2012 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2011	24,019,613	0.11	$2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961
Granted	456,131	0.15	68,420
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	24,475,744	0.11	2,620,381
Exercisable, June 30, 2012	24,475,744	0.11	2,620,381
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, September 30, 2012	24,475,744	$0.11	$2,620,381
Exercisable, September 30, 2012	24,475,744	$0.11	$2,620,381

NOTE 7 – SUBSEQUENT EVENTS

On October 1, 2012 the Company purchased a software known as the Mingle Suite Application for 5,000,000 shares of its common stock and a promissory note in the amount $175,000.

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

F-6

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888-648-9366.  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the development of daily deal aggregation platform and social media marketing business.  We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

Social Media Marketing

We currently have a team of 10 commission-based consultants working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the upmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

4

Website Development

We have a separate team of 4 consultants working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Latin America Deal Aggregator

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

5

Mingle Suite Application

On September 19, 2012, we entered into an Agreement with Kalim Kahn to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The closing date on the acquisition was October 1, 2012.  The Mingle Suite Application is a unique social media application that combines popular social media networks like Facebook, Twitter, Google+ and YouTube into one place. This will allow for seamless integration and ease of use for corporate clients looking for both an all-in-one solution for social media management, and a unique search engine optimization tool equipped with sophisticated analytics. The application was developed just over a year ago, and it is comparable to other popular social media platforms like HootSuite, Vitrue, Buddy Media & Radian6.

Our Agreement calls for a total purchase price of $250,000 to be paid for the Mingle Suite Application.  The purchase price shall be paid as follows:

· Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

· Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

Our obligation to repay the Note in full will be conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

Results of operations for the three months ended September 30, 2012 and 2011.

During the three months ended September 30, 2012, we earned revenue of $6,033. We incurred operating expenses in the amount of $254,975 for the three months ended September 30, 2012, consisting of professional fees in the amount of $225,509, general and administrative expenses of $29,204, and depreciation of $262.  In addition, we incurred interest expense of $578.  As a result, we incurred a net loss of $249,520 for the three months ended September 30, 2012.  By comparison, for the three months ended September 30, 2011, we earned revenue of $3,169.  We incurred operating expenses of $55,108 during the three months ended September 30, 2011, consisting of professional fees in the amount of $44,441 and general and administrative expenses of $10,667.  We incurred a net loss of $51,939 during the three months ended September 30, 2011. Our professional fees increased due to the issuance of 800,000 shares of our common stock during January 2012.

As we go forward with development and deployment of our social media marketing, deal-aggregator platforms, and related lines of business, we anticipate that both our expenses and our revenues will increase substantially over the course of the next 12 to 18 months.

Liquidity and Capital Resources

As of September 30, 2012, we had total current assets of $6,727, consisting of cash in the amount of $4,719 and prepaid expenses in the amount of $2,008.  As September 30, 2012, we had current liabilities of $113,946, consisting of accounts payable and accrued expenses in the amount of $20,013, a payable due to a shareholder in the amount of $42,303, a convertible note payable in the amount of $42,500, and customer deposits of $9,130.  Accordingly, we had a working capital deficit of $107,219 as of September 30, 2012.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business.  We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

On July 31, 2012, we obtained $42,500 in financing from Asher Enterprises, Inc. under the terms of a Convertible Promissory Note and related Securities Purchase Agreement.  The Note issued to Asher Enterprises bears interest at a rate of 8% per year and is convertible at a conversion price equal to 55% of the Market Price of our common stock on the conversion date. For purposes of the Note, “Market Price” is defined as the average of the 3 lowest closing prices for our common stock on the 10 trading days immediately preceding the conversion date. The number of shares issuable upon conversion of the Note is limited so that the holder’s total beneficial ownership of our common stock may not exceed 4.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

6

Off Balance Sheet Arrangements

As of September 30, 2012, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have a cumulative deficit of $12,021,521 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of September 30, 2012.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2012, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended September 30, 2012.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

7

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (1)

1 Incorporated by reference to Quarterly Report on Form 10-Q for the period ended September 30, 2012, filed November 14, 2012.

8

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	November 14, 2012

By: /S/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

9

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended December 31, 2012

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Myriad Interactive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
___________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 56,978,470 as of February 13, 2013.

1

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:
5	Balance Sheets as of December 31, 2012 and June 30, 2012(unaudited);
6	Statements of Operations for the three months and six months ended December 31, 2012 and 2011 (unaudited);
7	Statements of Cash Flows for the six months ended December 31, 2012 and 2011 (unaudited);
8	Notes to Financial Statements

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended December 31, 2012 are not necessarily indicative of the results that can be expected for the full year.

3

MYRIAD INTERACTIVE MEDIA, INC.
Balance Sheets

ASSETS

	December 31,	June 30,
	2012	2012
	(unaudited)
CURRENT ASSETS

Cash	$6,460	$5,579
Accounts receivable	3,650	-
Prepaid expenses	-	139,891

Total Current Assets	10,110	145,470

EQUIPMENT, net	2,199	2,633

TOTAL ASSETS	$12,309	$148,103

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$21,357	$22,662
Due to shareholder	58,532	25,124
Convertible debt	65,000	-

Total Current Liabilities	144,889	47,786

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 50,518,470 and 50,518,470
shares issued and outstanding, respectively	50,518	50,518
Additional paid-in capital	11,866,256	11,821,820
Accumulated deficit	(12,049,354)	(11,772,021)

Total Stockholders' Equity (Deficit)	(132,580)	100,317
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$12,309	$148,103

The accompanying notes are an integral part of these financial statements.

F-1

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Operations
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2012	2011	2012	2011

REVENUES	$27,770	$1,593	$33,803	$4,762

OPERATING EXPENSES

Professional fees	32,653	12,382	258,162	56,823
General and administrative	21,829	11,999	51,033	22,666
Depreciation	254	-	516	-

Total Operating Expenses	54,736	24,381	309,711	79,489

LOSS FROM OPERATIONS	(26,966)	(22,788)	(275,908)	(74,727)

OTHER INCOME (EXPENSE)

Gain or (loss) on derivative		-		-
Interest expense	(847)	-	(1,425)	-

Total Other Income (Expense)	(847)	-	(1,425)	-

LOSS BEFORE INCOME TAXES	(27,813)	(22,788)	(277,333)	(74,727)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	$(27,813)	$(22,788)	$(277,333)	$(74,727)

BASIC LOSS PER SHARE	$(0.00)	$(0.00)	$(0.01)	$(0.00)

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	50,518,470	44,273,910	50,518,470	44,240,210

The accompanying notes are an integral part of these financial statements

F-2

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Cash Flows
(unaudited)
	For the Six Months Ended
	December 31,
	2012	2011
OPERATING ACTIVITIES

Net loss	$(277,333)	$(74,727)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	529	-
Common stock issued for services	139,891	-
Stock options granted for services	44,436
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	-	26,630
(Increase) decrease in accounts receivable	(3,650)	-
Increase (decrease) in accounts payable	(1,305)	12,370
Increase (decrease) in due to shareholder	20,990	-
Increase (decrease) in deposits	-	-

Net Cash Used in Operating Activities	(76,442)	(35,727)

INVESTING ACTIVITIES

Purchase of computer equipment	(95)	-

Net Cash Used in Investing Activities	(95)	-

FINANCING ACTIVITIES

Proceeds from common stock		10,000
Repayment of notes payable	-	-
Proceeds from notes payable	-	-
Repayment to shareholder	-	-
Borrowings from shareholder	12,418
Proceeds from convertible debt	65,000	-

Net Cash Provided by Financing Activities	77,418	10,000

NET DECREASE IN CASH	881	(25,727)
CASH AT BEGINNING OF PERIOD	5,579	26,323

CASH AT END OF PERIOD	$6,460	$596

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

NON CASH FINANCING ACTIVITIES:	$-	$-

The accompanying notes are an integral part of these financial statements.

F-3

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

December 31, 2012 and June 30, 2012

 NOTE 1 - CONDENSED FINANCIAL STATEMENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp.  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at December 31, 2012 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2012 audited financial statements. The results of operations for the period ended December 31, 2012 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the six months ended December 31, 2012 the Company realized a net loss of $277,333 and has incurred an accumulated deficit of $12,049,354. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company has an amount due to shareholders of $58,532 as of December 31, 2012. The amount is for the reimbursement of expenses paid for the Company by the shareholder, amounts loaned to help fund operations, and amounts owed to the shareholder for consulting services.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

On July 31, 2012, the Company issued a convertible promissory note in the amount of $42,500.  The note is due on May 2, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On October 23, 2012, the Company issued a convertible promissory note in the amount of $22,500.  The note is due on July 25, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

F-4

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

December 31, 2012 and June 30, 2012

NOTE 5 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of December 31, 2012, the Company has no shares of preferred stock issued or outstanding.

Common stock The authorized common stock is 200,000,000 shares with a par value of $0.001. As of December 31, 2012, 50,518,470 shares were issued and outstanding.

NOTE 6 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

During the three months ended September 30, 2012, the Company issued 3,000,000 options for services performed by consultants. These options have a one year life and an exercise price of $0.10 and were valued at a total of $44,436. The Company calculated a relative fair value for these options based on a volatility of 305%, a risk-free interest rate of .17% and a stock price on the date of issuance of $0.02.

During the year ended June 30, 2012, the Company issued 456,131 warrants in conjunction with common stock sold for cash. These warrants have a one year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 300% to 330%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.08 to $0.20. Changes in stock options during the periods ended December 31, 2012 and June 30, 2012 are as follows:

	Number	Weighted	Value
	Of	Average	if
	Options	Exercise Price	Exercised
Outstanding, June 30, 2011	1,000,000	$0.20	$200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	1,000,000	0.20	200,000
Exercisable, June 30, 2012	1,000,000	0.20	200,000
Granted	3,000,000	.10	300,000
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, December 31, 2012	4,000,000	$.125	$500,000
Exercisable, December 31, 2012	4,000,000	$.125	$500,000

Changes in stock purchase warrants during the periods ended December 31, 2012 and June 30, 2012 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2011	24,019,613	0.11	$2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961
Granted	456,131	0.15	68,420
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	24,475,744	0.11	2,620,381
Exercisable, June 30, 2012	24,475,744	0.11	2,620,381
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, December 31, 2012	24,475,744	$0.11	$2,620,381
Exercisable, December 31, 2012	24,475,744	$0.11	$2,620,381

F-5

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

December 31, 2012 and June 30, 2012

NOTE 7 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

F-6

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888-648-9366.  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the development of daily deal aggregation platform and social media marketing business.  We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

Social Media Marketing

We currently have a team of 10 commission-based consultants working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

4

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the upmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

Website Development

We have a separate team of 4 consultants working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Latin America Deal Aggregator

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

5

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

Mingle Suite Application

On September 19, 2012, we entered into an Agreement with Kalim Kahn to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The closing date on the acquisition was October 1, 2012.  The Mingle Suite Application is a unique social media application that combines popular social media networks like Facebook, Twitter, Google+ and YouTube into one place. This will allow for seamless integration and ease of use for corporate clients looking for both an all-in-one solution for social media management, and a unique search engine optimization tool equipped with sophisticated analytics. The application was developed just over a year ago, and it is comparable to other popular social media platforms like HootSuite, Vitrue, Buddy Media & Radian6.

Our Agreement calls for a total purchase price of $250,000 to be paid for the Mingle Suite Application.  The purchase price shall be paid as follows:

· Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

· Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

Our obligation to repay the Note in full will be conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

6

Results of operations for the three months ended September 30, 2012 and 2011.

During the three months ended September 30, 2012, we earned revenue of $6,033. We incurred operating expenses in the amount of $254,975 for the three months ended September 30, 2012, consisting of professional fees in the amount of $225,509, general and administrative expenses of $29,204, and depreciation of $262.  In addition, we incurred interest expense of $578.  As a result, we incurred a net loss of $249,520 for the three months ended September 30, 2012.  By comparison, for the three months ended September 30, 2011, we earned revenue of $3,169.  We incurred operating expenses of $55,108 during the three months ended September 30, 2011, consisting of professional fees in the amount of $44,441 and general and administrative expenses of $10,667.  We incurred a net loss of $51,939 during the three months ended September 30, 2011. Our professional fees increased due to the issuance of 800,000 shares of our common stock during January 2012.

As we go forward with development and deployment of our social media marketing, deal-aggregator platforms, and related lines of business, we anticipate that both our expenses and our revenues will increase substantially over the course of the next 12 to 18 months.

Results of operations for the six months ended December 31, 2012 and 2011.

During the six months ended December 31, 2012, we earned revenue of $33,803. We incurred operating expenses in the amount of $309,711 for the six months ended December 31, 2012, consisting of professional fees in the amount of $258,162, general and administrative expenses of $51,033, and depreciation of $516.  In addition, we incurred interest expense of $1,425.  As a result, we incurred a net loss of $277,333 for the six months ended December 31, 2012.  By comparison, for the six months ended December 31, 2011, we earned revenue of $4,762.  We incurred operating expenses of $79,489 during the six months ended December 31, 2011, consisting of professional fees in the amount of $56,823 and general and administrative expenses of $22,666.  We incurred a net loss of $74,727 during the six months ended December 31, 2011. Our professional fees increased due to the issuance of 3,000,000 options  to purchase our common stock during the three months ended September 30, 2012.

As we go forward with development and deployment of our social media marketing, deal-aggregator platforms, and related lines of business, we anticipate that both our expenses and our revenues will increase substantially over the course of the next 12 to 18 months.

Liquidity and Capital Resources

As of December 31, 2012, we had total current assets of $10,110, consisting of cash in the amount of $6,460 and accounts receivable in the amount of $3,650.  As December 31, 2012, we had current liabilities of $144,889, consisting of accounts payable and accrued expenses in the amount of $21,357, a payable due to a shareholder in the amount of $58,532, a convertible note payable in the amount of $65,000.  Accordingly, we had a working capital deficit of $134,779 as of December 31, 2012.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business.  We will need to raise approximately $250,000 in

7

new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

During 2012, we obtained $65,000 in financing from Asher Enterprises, Inc. under the terms of  Convertible Promissory Notes and related Securities Purchase Agreements.  The Notes issued to Asher Enterprises bear interest at a rate of 8% per year and are convertible at a conversion price equal to 55% of the Market Price of our common stock on the conversion date. For purposes of the Note, “Market Price” is defined as the average of the 3 lowest closing prices for our common stock on the 10 trading days immediately preceding the conversion date. The number of shares issuable upon conversion of the Note is limited so that the holder’s total beneficial ownership of our common stock may not exceed 4.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

Off Balance Sheet Arrangements

As of December 31, 2012, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have a cumulative deficit of $12,049,354 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

8

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2012.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of December 31, 2012, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended December 31, 2012.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

9

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (1)

1 Incorporated by reference to Quarterly Report on Form 10-Q for the period ended December 31, 2012, filed February 14, 2013.

10

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	February 13, 2013

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended March 31, 2013

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Myriad Interactive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
___________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 50,518,470 as of May 12, 2013.

1

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheet as of March 31, 2013 and June 30, 2012(unaudited);
F-2	Statements of Operations for the three months and nine months ended March 31, 2013 and 2012 (unaudited);
F-3	Statements of Cash Flows for the nine months ended March 31, 2013 and 2012 (unaudited);
F-4	Notes to Financial Statements

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended March 31, 2013 are not necessarily indicative of the results that can be expected for the full year.

3

MYRIAD INTERACTIVE MEDIA, INC.
Balance Sheets

ASSETS

	March 31, 2013	June 30, 2012
	(unaudited)
CURRENT ASSETS

Cash	$36,843	$5,579
Accounts receivable	3,650	-
Deposits	992	-
Prepaid expenses	29,053	139,891

Total Current Assets	70,538	145,470

PROPERTY AND EQUIPMENT, net	16,588	2,633

TOTAL ASSETS	$87,126	$148,103

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

Accounts payable	$12,068	$22,662
Due to shareholder	77,241	25,124
Convertible debt, net	121,715	-
Derivative liablility	51,960	-

Total Current Liabilities	262,984	47,786

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 50,518,470 and 50,518,470
shares issued and outstanding, respectively	52,143	50,518
Additional paid-in capital	11,897,131	11,821,820
Accumulated deficit	(12,125,132)	(11,772,021)

Total Stockholders' Equity (Deficit)	(175,858)	100,317
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$87,126	$148,103

The accompanying notes are an integral part of these financial statements.

F-1

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Operations
(unaudited)

	For the Three Months Ended		For the Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012

REVENUES	$46,894	$32,365	$52,927	$37,127

OPERATING EXPENSES

Professional fees	41,623	304,771	299,785	361,594
General and administrative	25,482	27,797	76,515	50,463
Depreciation	1,163	109	1,679	109

Total Operating Expenses	68,268	332,677	377,979	412,166

LOSS FROM OPERATIONS	(21,374)	(300,312)	(325,052)	(375,039)

OTHER INCOME (EXPENSE)

Gain or (loss) on derivative		-	29,065	-
Interest expense - derivative			(52,740)
Interest expense	(2,959)	-	(4,384)	-

Total Other Income (Expense)	(2,959)	-	(28,059)	-

LOSS BEFORE INCOME TAXES	(24,333)	(300,312)	(353,111)	(375,039)

INCOME TAX EXPENSE	-	-	-	-

NET LOSS	$(24,333)	$(300,312)	$(353,111)	$(375,039)

BASIC LOSS PER SHARE	$(0.00)	$(0.01)	$(0.01)	$(0.01)

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	50,518,470	47,740,882	52,143,470	45,390,309

The accompanying notes are an integral part of these financial statements

F-2

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Cash Flows
(unaudited)

	For the Nine Months Ended
	March 31,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(353,111)	$(375,039)
Adjustments to reconcile net loss to net cash
used by operating activities:
Depreciation	1,700	109
Amortization of debt discount	14,215	-
Common stock issued for services	139,891	85,546
Stock options granted for services	44,436	-
Amortization of expenses prepaid with common stock	-	262,295
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses	(29,053)	-
(Increase) decrease in accounts receivable	(3,650)	-
Increase (decrease) in accounts payable	(10,594)	(36,168)
Increase (decrease) in due to shareholder	52,117	-
Increase (decrease) in derivative liability	51,960	-
Increase (decrease) in debt discount	(42,500)	-
Increase (decrease) in deposits	(992)	-
Net Cash Used in Operating Activities	(135,581)	(63,257)

INVESTING ACTIVITIES
Purchase of property and equipment	(15,655)	(3,071)

Net Cash Used in Investing Activities	(15,655)	(3,071)

FINANCING ACTIVITIES
Proceeds from common stock	32,500	41,500
Repayment of notes payable	-	-
Proceeds from notes payable	-	-
Repayment to shareholder	-	-
Borrowings from shareholder	-
Proceeds from convertible debt	150,000	-
Net Cash Provided by Financing Activities	182,500	41,500

NET DECREASE IN CASH	31,264	(24,828)
CASH AT BEGINNING OF PERIOD	5,579	26,323

CASH AT END OF PERIOD	$36,843	$1,495

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-

NON CASH FINANCING ACTIVITIES:	$-	$-
Common stock issued for prepaid expenses	$-	$800,000

The accompanying notes are an integral part of these financial statements.

F-3

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

March 31, 2013

NOTE 1 - CONDENSED FINANCIAL STATEMENTS

On July 6, 2011, the Company’s board of directors approved a merger with its wholly-owned subsidiary, Myriad Acquisition Corp.  As part of the merger with the wholly owned subsidiary, the Company’s board authorized a change in the name of the company to “Myriad Interactive Media, Inc.”

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2013 and for all periods presented herein, have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed financial statements be read in conjunction with the financial statements and notes thereto included in the Company's June 30, 2012 audited financial statements. The results of operations for the period ended March 31, 2013 is not necessarily indicative of the operating results for the full year.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. During the nine months ended March 31, 2013 the Company realized a net loss of $353,111 and has incurred an accumulated deficit from inception of $12,125,132. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management's plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – RELATED PARTY TRANSACTIONS

The Company has an amount due to shareholders of $77,241 as of March 31, 2013. The amount is for the reimbursement of expenses paid for the Company by the shareholder, amounts loaned to help fund operations, and amounts owed to the shareholder for consulting services.

NOTE 4 – CONVERTIBLE NOTES PAYABLE

On July 31, 2012, the Company issued a convertible promissory note in the amount of $42,500.  The note is due on May 2, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. Pursuant to this conversion feature, the Company recorded a discount on debt in the amount of $42,500 when the note became convertible 180 days after the note date. As of March 31, 2013 the Company had amortized $14,215 of the discount as interest expense.

F-4

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

March 31, 2013

NOTE 4 – CONVERTIBLE NOTES PAYABLE (continued)

On October 23, 2012, the Company issued a convertible promissory note in the amount of $22,500.  The note is due on July 25, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On March 19, 2013, the Company issued a convertible promissory note in the amount of $47,500.  The note is due on December 26, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On February 4, 2013, the Company issued a convertible promissory note in the amount of $37,500.  The note is due on November 6, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

NOTE 5– DERIVATIVE LIABILITY

On July 31, 2012, the Company issued a convertible promissory note in the amount of $42,500.  The loan becomes convertible,180 days after date of the note into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

The exercise price of these warrants are subject to “reset” provisions in the event the Company subsequently issues common stock, stock warrants, stock options or convertible debt with a stock price, exercise price or conversion price lower than conversion price of these notes. If these provisions are triggered, the conversion price of the note will be reduced.  As a result, the Company has determined that the conversion feature is not considered to be solely indexed to the Company’s own stock and is therefore not afforded equity treatment. In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The Company uses the Black-Scholes option pricing model to value the derivative liability and subsequent remeasurements.  Included in the model are the following assumptions: stock price at valuation date of $0.022 to $0.016, exercise price of $0.011 to $0.0017, dividend yield of zero, years to maturity of 0.26 to .09, risk free rate of 0.07 to 0.11 percent, and annualized volatility of 717 to 283 percent.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as another income or expense item.  The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the above convertible debt.  On January 27, 2013 the Company recorded a derivative liability of $81,022. On March 31, 2013, the Company revalued the derivative liability at $51,957 and the Company recognized a corresponding gain on derivative liability of $29,065 in conjunction with this revaluation.

F-5

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

March 31, 2013

NOTE 6 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of March 31, 2013, the Company has no shares of preferred stock issued or outstanding.

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of March 31, 2013, 52,143,470 shares were issued and outstanding.

During the three months ended March 31, 2013 the Company issued 1,625,000 shares of common stock for cash of $32,500.

NOTE 7 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

During the three months ended September 30, 2012, the Company issued 3,000,000 options for services performed by consultants. These options have a one year life and an exercise price of $0.10 and were valued at a total of $44,436. The Company calculated a relative fair value for these options based on a volatility of 305%, a risk-free interest rate of .17% and a stock price on the date of issuance of $0.02.

During the year ended June 30, 2012, the Company issued 456,131 warrants in conjunction with common stock sold for cash. These warrants have a one year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 300% to 330%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.08 to $0.20. Changes in stock options during the periods ended March 31, 2013 and June 30, 2012 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2011	1,000,000	$0.20	$200,000
Exercisable, June 30, 2011	1,000,000	0.20	200,000
Granted	—	—	—
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	1,000,000	0.20	200,000
Exercisable, June 30, 2012	1,000,000	0.20	200,000
Granted	3,000,000	.10	300,000
Exercised	—	—	—
Expired	4,000,000	—	—
Cancelled	—	—	—
Outstanding, March 31, 2013	—	—	—
Exercisable, March 31, 2013	—	—	—

F-6

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

March 31, 2013

NOTE 7 – STOCK OPTIONS AND WARRANTS (continued)

Changes in stock purchase warrants during the periods ended March 31, 2013 and June 30, 2012 are as follows:

		Weighted
	Number	Average	Value
	Of	Exercise	if
	Options	Price	Exercised
Outstanding, June 30, 2011	24,019,613	0.11	$2,551,961
Exercisable, June 30, 2011	24,019,613	0.11	2,551,961
Granted	456,131	0.15	68,420
Exercised	—	—	—
Cancelled	—	—	—
Outstanding, June 30, 2012	24,475,744	0.11	2,620,381
Exercisable, June 30, 2012	24,475,744	0.11	2,620,381
Granted	—	—	—
Exercised	—	—	—
Expired	24,475,744	—	—
Cancelled	—	—	—
Outstanding, March 31, 2013	—	—	—
Exercisable, March 31, 2013	—	—	—

  NOTE 8 – SUBSEQUENT EVENTS

In accordance with ASC 855, Company management reviewed all material events through the date these financial statements were issued, and has determined that there are no additional material subsequent events to report.

F-7

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-888-648-9366.  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the development of daily deal aggregation platform and social media marketing business.  We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and plan to enter the mobile application market in the near future.

Social Media Marketing

We currently have a team of 10 commission-based consultants working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the upmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

4

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

Website Development

We have a separate team of 4 consultants working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Latin America Deal Aggregator

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to

5

scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

Mingle Suite Application

On September 19, 2012, we entered into an Agreement with Kalim Kahn to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The closing date on the acquisition was October 1, 2012.  The Mingle Suite Application is a unique social media application that combines popular social media networks like Facebook, Twitter, Google+ and YouTube into one place. This will allow for seamless integration and ease of use for corporate clients looking for both an all-in-one solution for social media management, and a unique search engine optimization tool equipped with sophisticated analytics. The application was developed just over a year ago, and it is comparable to other popular social media platforms like HootSuite, Vitrue, Buddy Media & Radian6.

Our Agreement calls for a total purchase price of $250,000 to be paid for the Mingle Suite Application.  The purchase price shall be paid as follows:

· Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

· Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

Our obligation to repay the Note in full will be conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

Results of operations for the three months ended March 31, 2013 and 2012.

During the three months ended March 31, 2013, we earned revenue of $46,894. We incurred operating expenses in the amount of $68,268 for the three months ended March 31, 2013, consisting of professional fees in the amount of $41,623, general and administrative expenses of $25,482, and depreciation of $1,163. In addition, we incurred interest expense of $2,959. As a result, we incurred a net loss of $24,333 for the three months ended March 31, 2013.  By comparison, for the three months ended March 31, 2012, we earned revenue of $32,365.  We incurred operating expenses of $332,677 during the three months ended March 31, 2012, consisting of professional fees in the amount of $304,771 and general and administrative expenses of $27,797.  We incurred a net loss of $300,312 during the three months ended March 31, 2012. Our professional fees decreased due to the Company incurring less stock compensation expense related to the issuance of common stock for services.

Results of operations for the nine months ended March 31, 2013 and 2012.

During the nine months ended March 31, 2013, we earned revenue of $52,927. We incurred operating expenses in the amount of $377,979 for the nine months ended March 31, 2013, consisting of professional fees in the amount of $299,785, general and administrative expenses of $76,515, and depreciation of $1,679.  In addition, we incurred interest expense of $4,384.  As a result, we incurred a net loss of $353,111 for the nine months ended March 31, 2013.  By comparison, for the nine months ended March 31, 2012, we earned revenue of $37,127.  We

6

incurred operating expenses of $412,166 during the nine months ended March 31, 2012, consisting of professional fees in the amount of $361,594 and general and administrative expenses of $50,463.  We incurred a net loss of $375,039 during the nine months ended March 31, 2012. Our professional fees decreased due to the Company incurring less stock compensation expense related to the issuance of common stock for services.

As we go forward with development and deployment of our social media marketing, deal-aggregator platforms, and related lines of business, we anticipate that both our expenses and our revenues will increase substantially over the course of the next 12 to 18 months.

Liquidity and Capital Resources

As of March 31, 2013, we had total current assets of $70,538, consisting of cash in the amount of $36,843, deposits in the amount of $992, prepaid expenses in the amount of $29,053, and accounts receivable in the amount of $3,650.  As March 31, 2013, we had current liabilities of $262,984, consisting of accounts payable and accrued expenses in the amount of $12,068, a payable due to a shareholder in the amount of $77,241, a convertible note payable in the amount of $121,715, and a derivative liability of $51,960.  Accordingly, we had a working capital deficit of $192,446 as of March 31, 2013.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business.  We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Off Balance Sheet Arrangements

As of March 31, 2013, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have a cumulative deficit of $12,125,132 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

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A smaller reporting company is not required to provide the information required by this Item.

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of March 31, 2013.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of March 31, 2013, our disclosure controls and procedures are not effective.  There have been no changes in our internal controls over financial reporting during the quarter ended March 31, 2013.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

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A smaller reporting company is not required to provide the information required by this Item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

None

Item 3. Defaults upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (1)

1 Incorporated by reference to Quarterly Report on Form 10-Q for the period ended March 31, 2012, filed May 15, 2013.

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SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	May 15, 2013

By: /s/Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-K

[X]	ANNUAL REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
For the fiscal year ended June 30, 2013
[ ]	TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
For the transition period from _________ to ________
Commission file number: 000-27645
Myriad Interactive Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
7 Ingram Drive, Suite 128 Toronto, Ontario, Canada	M6M 2L7
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number: (888) 648-9366 EXT 2

Securities registered under Section 12(b) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable
Securities registered under Section 12(g) of the Exchange Act:
Title of each class	Name of each exchange on which registered
None	not applicable

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.  Yes [  ] No [X]

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act. Yes [ ]  No [X]

Check whether the Issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.  Yes [X]       No [   ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 229.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes [  ] No [X]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§ 229.405 of this chapter) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. Yes [X]       No [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [  ] Accelerated filer [  ] Non-accelerated filer [  ] Smaller reporting company [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   Yes [  ]   No [X]

State the aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter. Approx. $1,422,267 as of December 31, 2012.

Indicate the number of shares outstanding of each of the registrant’s classes of common stock, as of the latest practicable date.  82,225,352 as of October 14, 2013.

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PART IV
Item 15.	Exhibits, Financial Statement Schedules	23

2

 PART I

Item 1.   Business

Principal Place of Business

Our principal offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-800-427-1103.  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the the web development and internet marketing sector. We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and mobile applications. Myriad Interactive Media, Inc. currently owns two flagship technologies that the company has developed and continues to develop called MingleSuite and MyMobiPoints.com. Our MingleSuite technology is a social media aggregation platform which embeds all of a client’s social media networks into one centralized location where they can install our platform onto their website. Our MyMobiPoints.com mobile application and back-end dashboard is a sophisticated enterprise solution which allows businesses a customized application which serves as a social media loyalty program, where users earn points that are redeemable for products and services that a business offers in exchange for sharing social content and becoming a brand ambassador of that business.

Social Media Marketing

We currently have a team of 10 commission-based consultants working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the upmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

3

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

Website Development

We have a separate team of 4 consultants working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Latin America Deal Aggregator

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

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CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

Mingle Suite Application

On September 16, 2012, we entered into an Agreement with Kalim Kahn to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The Mingle Suite Application is a unique social media application that combines popular social media networks like Facebook, Twitter, Google+ and YouTube into one place. This will allow for seamless integration and ease of use for corporate clients looking for both an all-in-one solution for social media management, and a unique search engine optimization tool equipped with sophisticated analytics. The application was is comparable to other popular social media platforms like HootSuite, Vitrue, Buddy Media & Radian6.

Our Agreement calls for a total purchase price of $250,000 to be paid for the Mingle Suite Application.  The purchase price shall be paid as follows:

·Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

·Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

Our obligation to repay the Note in full will be conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

On July 24, 2013, we entered into an asset purchase agreement with Brazo River Technologies, LLC. Under the Agreement, we acquired all rights to the MyMobiPoints application, including the source code for the application and the MyMobiPoints web domain. MyMobiPoints is a social media points application which we plan to use to enhance our MingleSuite social media technology with a slate of features for mobile device users. The technology is a social media technology that tracks the sharing of content by users where they are awarded pre-set points that are custom to the mobile app technology and integrated within a loyalty points system. These

5

points are redeemable towards products and services that the app client directors towards the app user. It is a sophisticated and modern loyalty points system, and a tremendous asset to the Myriad technology portfolio.  As the purchase price for these assets, we agreed to issue a total of 8,500,000 shares

Employees

We currently have five employees in addition to various outside consultants and third party vendors.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

Item 1A.   Risk Factors.

A smaller reporting company is not required to provide the information required by this Item.

Item 1B.   Unresolved Staff Comments

A smaller reporting company is not required to provide the information required by this Item.

Item 2.   Properties

We do not currently own any real property.

Our Executive Offices

Our principal executive offices are located at, Ingram Drive, suite 128 Toronto, Ontario, Canada M6M 2L7. Our mailing address is the same. Our telephone number is 1-800-427-1103.

Item 3.   Legal Proceedings

We are not currently a party to any legal proceedings. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Our agent for service of process in Delaware is Corporation Service Company, 2711 Centerville Rd., Suite 400, Wilmington, DE 19808.

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Item 4.   Submission of Matters to a Vote of Security Holders

No matters were submitted to a vote of the Company's shareholders during the fiscal year ended June 30, 2013.

PART II

Item 5.    Market for Registrant’s Common Equity and Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

Our common stock is currently quoted on the OTC Bulletin Board (“OTCBB”), which is sponsored by FINRA. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol “MYRY.OB.”

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ended June 30, 2013
Quarter Ended	High $	Low $
September 30, 2012	$0.1	$0.0081
December 31, 2012	$0.075	$0.009
March 31, 2013	$0.04	$0.012
June 30, 2013	$0.015	$0.011

Fiscal Year Ended June 30, 2012
Quarter Ended	High $	Low $
September 30, 2011	$0.75	$0.0221
December 31, 2011	$0.20	$0.10
March 31, 2012	$0.17	$0.051
June 30, 2012	$0.15	$0.051

On October 11, 2013, the last sales price per share of our common stock was $0.008.

7

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of October 14, 2013, we had 82,225,352 shares of our common stock issued and outstanding, held by 109 shareholders of record, as well as other stockholders who hold shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Delaware General Corporation Law (the “DGCL”) provides that a corporation may pay dividends out of surplus, out the corporation's net profits for the preceding fiscal year, or both provided that there remains in the stated capital account an amount equal to the par value represented by all shares of the corporation's stock raving a distribution preference.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

Securities Authorized for Issuance under Equity Compensation Plans

On October 18, 2007, our Board of Directors approved the adoption of the 2007 Stock Option Plan of Ivany Mining, Inc. (the “Plan”).  On July 24, 2008, we filed a Registration Statement on Form S-8 to register with the Securities and Exchange Commission (the “Commission”) 5,000,000 shares of our common stock, par value $0.001 per share, which may be issued by us upon the exercise of options granted, or other awards made, pursuant to the terms of the Plan.  A copy of the Plan was filed as an exhibit with the Form S-8 on July 24, 2008. Options to purchase total of 5,500,000 shares are currently issued and outstanding under the plan. The Plan provides that we may issue total options to purchase a number of common shares which is not greater than 15% of our total issued and outstanding common stock.

8

Recent Sales of Unregistered Securities

On November 11, 2011, we issued 100,000 Units to a single investor at a price of $0.10 per Unit, for total subscription proceeds of $10,000.  Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15, exercisable for a period of twelve months. The offer and sale of these securities was made pursuant to Rule 506 under Regulation D. All purchasers represented and warranted to us that they were “accredited investors” within the meaning of Rule 501, and we did not engage in any general solicitation or advertising.

On February 9, 2012, we issued 5,000,000 shares of common stock to Orca Capital GmbH as compensation for services to be performed under a Consulting Agreement.

On March 30, 2011, we issued 315,000 Units to three investors at a price of $0.10 per Unit, for total subscription proceeds of $31,500.  Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15, exercisable for a period of twelve months. The offer and sale of these securities was made pursuant to Rule 506 under Regulation D. All purchasers represented and warranted to us that they were “accredited investors” within the meaning of Rule 501, and we did not engage in any general solicitation or advertising.

On April 26, 2012, we issued 41,131 Units to a single investor at a price of $0.10 per Unit, for total subscription proceeds of $4,113.10.  Each Unit consists of one share of common stock and one warrant to purchase one share of common stock at a price of $0.15, exercisable for a period of twelve months. The offer and sale of these securities was made pursuant to Rule 506 under Regulation D. All purchasers represented and warranted to us that they were “accredited investors” within the meaning of Rule 501, and we did not engage in any general solicitation or advertising.

On April 26, 2013, we issued 500,000 shares of common stock to Christian Jensen as compensation under a consulting agreement.

On July 3, 2013, we issued 1,000,000 shares of common stock to Anubis Partners, LLC as compensation under a consulting agreement.

On July 23, 2013, we made a restricted incentive issuance of 2,000,000 shares of Class A Convertible Preferred Stock to our President and CEO, Derek Ivany.

On July 24, 2013, we issued a total of 8,500,000 shares to two companies, Brazo River Technologies, LLC and Tickerlogix, Inc., in connection with our acquisition of the MyMobiPoints application and web domain.

Item 6.   Selected Financial Data

A smaller reporting company is not required to provide the information required by this Item.

Item 7.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Results of Operations for the years ended June 30, 2013 and 2012.

We have earned total revenues in the amount of $63,852 during our fiscal year ended June 30, 2013.  We incurred total expenses in the amount of $537,879, our total other expenses was $101,775, resulting in a net loss of $575,802 for the fiscal year ended June 30, 2013. Our operating expenses consisted of professional fees in the amount of $345,467, general and administrative expenses of $138,222, and depreciation and amortization in the amount of $54,190. Our other expenses consisted of loss on settlement of debt of $20,644, amortization of debt discount of $65,000, interest expense - derivative or 11,646, and interest expense of $4,485.

By comparison, during the fiscal year ended June 30, 2012, we earned total revenues in the amount of $74,769. We incurred total expenses in the amount of $892,750, resulting in a net loss of $817,981 for the fiscal year ended June 30, 2012. Our operating expenses consisted of professional fees in the amount of $781,070, general and administrative expenses of $111,317, and depreciation in the amount of $363.

Our losses are attributable to operating expenses together with insufficient revenues.  We anticipate that both our operating expenses and our revenues will increase as we continue with our plan of operations.

9

Liquidity and Capital Resources

As of June 30, 2013, we had total current assets of $26,608, consisting of cash in the amount of $3,340, accounts receivable of $5,218, deposits of $950, and prepaid expenses in the amount of $17,100.  As of June 30, 2013, we had current liabilities of $263,590, consisting of accounts payable in the amount of $68,392, accrued expenses – related party in the amount of $53,987, convertible debt net of debt discount in the amount of $122,500 and a payable due to a shareholder in the amount of $18,711.  Accordingly, we had negative working capital of $236,982 as of June 30, 2013.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business.  We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

Subsequent to the reporting period, we have obtained $65,000 in financing from Asher Enterprises, Inc. under the terms of two Convertible Promissory Notes and related Securities Purchase Agreements.  The Notes issued to Asher Enterprises bears interest at a rate of 8% per year and is convertible at a conversion price equal to 55% of the Market Price of our common stock on the conversion date. For purposes of the Note, “Market Price” is defined as the average of the 3 lowest closing prices for our common stock on the 10 trading days immediately preceding the conversion date. The number of shares issuable upon conversion of the Note is limited so that the holder’s total beneficial ownership of our common stock may not exceed 4.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have a cumulative deficit of $12,347,823 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Purchase or Sale of Equipment

We do not expect to purchase or sell any plant or significant equipment.

Research and Development

We will not be conducting any product research or development during the next 12 months.

Off Balance Sheet Arrangements

As June 30, 2013, there were no off balance sheet arrangements.

Item 7A.   Quantitative and Qualitative Disclosures about Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 8.   Financial Statements and Supplementary Data

See the financial statements annexed to this annual report.

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Item 9.   Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None

Item 9A.  Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in company reports filed or submitted under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported, within the time periods specified in the Securities and Exchange Commission’s rules and forms. Disclosure controls and procedures include without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our chief executive officer and treasurer, as appropriate to allow timely decisions regarding required disclosure.

As required by Rules 13a-15 and 15d-15 under the Exchange Act, our chief executive officer and chief financial officer carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2013. Based on their evaluation, they concluded that our disclosure controls and procedures were ineffective.

Management is responsible for establishing and maintaining adequate internal control over our financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act). Our internal control over financial reporting is a process designed by, or under the supervision of, our chief executive officer and chief financial officer and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of our financial statements for external purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes policies and procedures that pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; provide reasonable assurance that transactions are recorded as necessary to permit preparation of our financial statements in accordance with generally accepted accounting principles, and that our receipts and expenditures are being made only in accordance with the authorization of our board of directors and management; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material effect on our financial statements.

Under the supervision and with the participation of our management, including our chief executive officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the criteria established in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”). Based on this evaluation under the criteria established in Internal Control – Integrated Framework, our management concluded that our internal control over financial reporting was ineffective as of June 30, 2013.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

This annual report does not include an attestation report of our registered public accounting firm regarding internal control over financial reporting. Management’s report was not subject to attestation by our registered public accounting firm pursuant to an exemption for non-accelerated filers set forth in Section 989G of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

During the most recently completed fiscal quarter, there has been no change in our internal control over financial reporting that has materially affected or is reasonably likely to materially affect, our internal control over financial reporting.

Item 9B.   Other Information

None

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PART III

Item 10.  Directors, Executive Officers and Corporate Governance

Our executive officers and directors and their respective ages as of October 6, 2010 are as follows:

Name	Age	Position(s) and Office(s) Held
Derek Ivany	30	President, Chief Executive Officer, Chief Financial Officer, and Director
Leandro Dumlao	37	Director
Hercules Galang	39	Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Derek Ivany.  Mr. Ivany was appointed to our board of directors on September 15, 2005 and was appointed as our Chief Executive Officer and Chief Financial Officer on November 29, 2005.  Mr. Ivany’s business experience has been focused in the area of technical services. Since March 2000, Mr. Ivany has acted as a consultant in the technical services area to TransEuro Energy Corp. In September 2004, Mr. Ivany co-founded Indochina Securities Inc. Mr. Ivany was formerly a director of two public companies in Canada, Star Uranium Corp. and Hi Ho Silver Resources.

Leandro Dumlao. Mr. Dumlao was appointed as a Director on July 29, 2011. He has been specializing in the area of search engine optimization (SEO) and search engine marketing (SEM) for the last 8 years, where most recently he developed the entire media program and strategy for FanXchange, where he served as Senior Manager. Mr. Dumlao has also built and managed the online marketing strategy and design architecture for Hewlett Packard Canada and has managed various projects as creative lead for several technology firms over the last 9 years.

Hercules Galang.  Mr. Galang was appointed as a Director on July 29, 2011. He has worked for TD Bank for the last 17 years.  At TD Bank, he worked his way up from an entry level position to Financial Planner for TD Waterhouse.  Thereafter, he has continued at TD Bank as a Mortgage Specialist, a position in which he has won the Gold Club membership 3 years in a row, Platinum Club member for 2 years in a row, and presently holds the Paragon Sales Award representing the top 2% in all of Canada. In 2010, Mr. Galang completed over $86 million in booked mortgage volume.

Directors

Our bylaws authorize no less than one (1) director.  We currently have three Directors.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To  the best of our knowledge, during the past ten years, none of the following  occurred  with  respect  to a present or former director, executive officer, or  employee: (1) any bankruptcy petition filed by or against any business  of which such person was a general partner or executive officer either at  the  time  of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal  proceeding  or  being subject to a pending criminal proceeding  (excluding  traffic  violations and other minor offenses); (3) being subject  to  any order, judgment or decree, not subsequently reversed, suspended or  vacated,  of  any  court  of  competent  jurisdiction,  permanently  or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in  any  type of business, securities or banking activities; and (4) being found by  a  court  of  competent  jurisdiction  (in  a  civil action), the SEC or the Commodities  Futures  Trading  Commission  to  have  violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee

We do not have a separately-designated standing audit committee.  The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

We do not have an audit committee financial expert because of the size of our company and our board of directors at this time.  We believe that we do not require an audit committee financial expert at this time because we retain outside consultants who possess these attributes.

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For the fiscal year ending June 30, 2013, the board of directors:

1. Reviewed and discussed the audited financial statements with management, and

2. Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended June 30, 2013 to be included in this Annual Report on Form 10-K and filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company.  Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.  To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended June 30, 2006, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended June 30, 2011:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Derek Ivany	6	0	0
Victor Cantore, former officer and director	0	0	0
Sam Nguyen, former officer and director	0	0	0

Code of Ethics

As of June 30, 2013, we had not adopted a Code of Ethics for Financial Executives, which would include our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

Item 11.  Executive Compensation

Compensation Discussion and Analysis

Our sole executive officer, Derek Ivany, currently receives a cash salary of $8,000 per month.  This compensation is intended to provide Mr. Ivany with fair cash compensation for the time he dedicates to our business, subject to our current financial constraints.  Subsequent to the end of our fiscal year, on July 24, 2013, we granted Mr. Ivany immediately vested options to purchase 3,000,000 shares of our common stock at a price of $0.005 per share.  These options are exercisable for a period of two years. The issuance of these options was intended to provide a balance of incentives for our officer by providing the potential for net value to the officer upon an immediate increase in the value of the company, while also allowing an opportunity for the officer to earn greater value by way of a larger and sustained increase in the value of the company over time.  On August 22, 2013, we issued a total of 2,000,000 shares of our Class A Convertible Preferred Stock to Mr. Ivany.  Holders of Class A Convertible Preferred Stock are entitled to vote together with the holders of our common stock on all matters submitted to shareholders at a rate of one hundred (100) votes for each share held. Holders of Class A Convertible Preferred Stock are also entitled, at their option, to convert their shares into shares of our common stock on a 1 for 1 basis.  The award of Class Convertible Preferred Stock to Mr. Ivany is subject to a Restricted Stock Award Agreement under which the shares are generally subject to forfeiture in the event that Mr. Ivany leaves the company within the next two years.  The intent of this award was to provide Mr. Ivany with additional incentives for loyalty and longevity in his service to the company.

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to each named executive officer for our last two completed fiscal years for all services rendered to us.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany, President, CEO, CFO and director	2013 2012	96,000 0	0 0	0 0	0 0	0 0	0 0	0 0	96,000 72,000

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Narrative Disclosure to the Summary Compensation Table

Derek Ivany, our current CEO and CFO, was paid a salary of $96,000 pursuant to his $8,000 per month arrangement during the fiscal year ended June 30, 2013. Of the $96,000 Mr. Ivany received $42,013 in cash and the balance of $53,987 was recorded by the Company as salary payable to Mr. Ivany. Mr. Ivany’s periodic cash compensation is not the subject of a written agreement, but it has been approved by resolution of our Board of Directors.

Outstanding Equity Awards At Fiscal Year-end Table

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer outstanding as of the end of our last completed fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Shares of Stock That Have Not Vested (#)	Market Value of Shares or Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Shares or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Shares or Other Rights That Have Not Vested (#)
Derek Ivany	0	0	0	n/a	n/a	0	0	0	0

Compensation of Directors Table

The table below summarizes all compensation paid to our directors for our last completed fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Derek Ivany	96,000	0	0	0	0	0	96,000
Leandro Dumlao	0	0	0	0	0	0	0
Hercules Galang	0	0	0	0	0	0	0

Narrative Disclosure to the Director Compensation Table

Our directors do not currently receive any cash compensation from the Company for their service as members of the Board of Directors of the Company.  The figure above for Derek Ivany reflects compensation received in his capacities as an employee and/or named executive officer.

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Item 12.  Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of October 9, 2013, the beneficial ownership of our common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 82,225,352 shares of common stock issued and outstanding on October 9, 2013.

Title of class	Name and address of beneficial owner	Amount of beneficial ownership	Percent of class*
Common	Derek Ivany 7 Ingram Drive Suite 128 Toronto Ontario M6M 2L7 Canada	11,112,020(1)	13.51%
Common	Leandro Dumlao 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7	0	0%
Common	Hercules Galang 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7	0	0%
Common	Total all executive officers and directors	11,112,020	13.51%

Common	5% Shareholders
Common	Firebird Global Master Fund, Ltd. c/o Trident Trust Company (Cayman) Limited 1 Capital Place, P.O. Box 847 Grand Cayman, Cayman Islands FGS Advisors, LLC, Investment Manager	5,000,000(2)	6.08%

Common	Victor Cantore 8720 Rue Du Frost St. Leonard, Quebec H1P 2Z5	5,104,001	6.21%

Common	Viral Desk, Inc. 72 Cordella Ave. Toronto, ON M6N 2J6 Canada	5,625,000(3)	6.84%

*The percentages shown reflect immediately exercisable options and warrants held by the named shareholders, as well as the current issued and outstanding common stock held by these shareholders, divided by the total number of actual shares currently issued and outstanding.

(1)Included in the calculation of the beneficial ownership for Mr. Ivany are 112,020 shares held in street name, 3,000,000 issuable upon exercise of certain stock options which are immediately exercisable and expire on July 24, 2015, and 2,000,000 issuable upon conversion of Class A Convertible Preferred Shares.

(2)FGS Advisors, LLC (“FGS”) serves and the Investment Manager of Firebird Global Master Fund, Ltd. (“Firebird”) and controls the investment and trading activities of Firebird. James Passin and Harvery Sawikin are managers and controlling principals of FGS. In their respective capacities, FGS, Mr. Passin, and Mr. Sawikin exercise voting and investment power with respect to the securities held by Firebird.

(3)Sergii Petryk is the President of Viral Desk, Inc. and, in that capacity, voting and investment power with respect to the securities held by Viral Desk, Inc.

As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

The persons named above have full voting and investment power with respect to the shares indicated.  Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security.  Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

15

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

In accordance with the provisions in our articles of incorporation, we will indemnify an officer, director, or former officer or director, to the full extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of us in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 13.   Certain Relationships and Related Transactions, and Director Independence

Except as set forth below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our incorporation or in any presently proposed transaction which, in either case, has or will materially affect us:

1. On July 29, 2011, under the terms of the 2007 Stock Option Plan, we awarded each of our newly-appointed directors, Leandro Dumlao and Hercules Galang, immediately vested options to purchase 1,500,000 shares of our common stock at an exercise price of $0.10 per share. These options were exercisable for a period of two years.

2. On July 24, 2013, under the terms of the 2007 Stock Option Plan, we granted our President and CEO, Mr. Ivany immediately vested options to purchase 3,000,000 shares of our common stock at a price of $0.005 per share.

3. On August 22, 2013, we issued a total of 2,000,000 shares of our Class A Convertible Preferred Stock to Mr. Ivany.  The award of Class Convertible Preferred Stock to Mr. Ivany is subject to a Restricted Stock Award Agreement under which the shares are generally subject to forfeiture in the event that Mr. Ivany leaves the company within the next two years.

4. On January 22, 2013 the Company borrowed $9,928 from a related party in the form of promissory note. The note is unsecured, accrues interest at 9% per annum and is due on January 22, 2014. The note is collateralized by 1,241,810 shares of the Company’s common stock.

5. On February 26, 2013 the Company borrowed $8,783 from a related party in the form of promissory note. The note is unsecured, accrues interest at 9% per annum and is due on February 26, 2014.

Item 14.   Principal Accounting Fees and Services

Below is the table of Audit Fees (amounts in US$) billed by our auditor in connection with the audit of the Company’s annual financial statements for the years ended:

Financial Statements for the Year Ended June 30	Audit Services	Audit Related Fees	Tax Fees	Other Fees
2013	$13,750	$0	$0	$0
2012	$11,750	$0	$0	$0

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PART IV

Item 15.   Exhibits, Financial Statements Schedules

Index to Financial Statements Required by Article 8 of Regulation S-X:

MYRIAD INTERACTIVE MEDIA, INC.

FINANCIAL STATEMENTS

JUNE 30, 2013

F-1	Report of Independent Registered Public Accounting Firm
F-2	Balance Sheets as of June 30, 2013 and 2012
F-3	Statements of Operations and Other Comprehensive Income for the years ended June 30, 2013 and 2012
F-4	Statement of Stockholders’ Equity (Deficit) as of June 30, 2013
F-5	Statements of Cash Flows for the years ended June 30, 2013 and 2012
F-7	Notes to Financial Statements

17

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Myriad Interactive Media, Inc.

Toronto, Ontario, Canada

We have audited the accompanying balance sheets of Myriad Interactive Media, Inc. as of June 30, 2013 and 2012, and the related statements of operations and other comprehensive income, stockholders’ equity (deficit), and cash flows for the years then ended.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company has determined that it is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Myriad Interactive Media, Inc. as of June 30, 2013 and 2012, and the results of its operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Myriad Interactive Media, Inc. will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has incurred losses from operations, has negative working capital, and is in need of additional capital to grow its operations so that it can become profitable.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC

Bingham Farms, Michigan

October 14, 2013

F-1

MYRIAD INTERACTIVE MEDIA, INC.
Balance Sheets

ASSETS

	June 30,	June 30,
	2013	2012
CURRENT ASSETS

Cash	$3,340	$5,579
Accounts receivable	5,218	-
Deposits	950	-
Prepaid expenses	17,100	139,891
Total Current Assets	26,608	145,470

PROPERTY AND EQUIPMENT, net	3,475	2,633
INTANGIBLE ASSETS, net	221,507	-
TOTAL ASSETS	$251,590	$148,103

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued expenses	$68,392	$22,662
Accrued expenses, related party	53,987	-
Convertible debt, net	122,500	-
Due to shareholder	18,711	25,124
Total Current Liabilities	263,590	47,786

LONG-TERM LIABILITIES

Notes payable	166,250	-
TOTAL LIABILITIES	429,840	47,786

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 75,401,892 and 50,518,470
shares issued and outstanding, respectively	75,401	50,518
Additional paid-in capital	12,154,717	11,821,820
Deferred compensation	(72,299)	-
Accumulated other comprehensive loss	11,754	-
Accumulated deficit	(12,347,823)	(11,772,021)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(178,250)	100,317
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$251,590	$148,103

The accompanying notes are an integral part of these financial statements.

F-2

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Operations and Other Comprehensive Income

	For the Year Ended
	June 30,
	2013	2012

REVENUES	$63,852	$74,769

OPERATING EXPENSES
Professional fees	345,467	781,070
General and administrative	138,222	111,317
Depreciation and amortization	54,190	363

Total Operating Expenses	537,879	892,750

LOSS FROM OPERATIONS	(474,027)	(817,981)

OTHER INCOME (EXPENSE)
Loss on debt settlement	(20,644)	-
Amortization of debt discount	(65,000)	-
Interest expense - derivative	(11,646)	-
Interest expense	(4,485)	-

Total Other Income (Expense)	(101,775)	-

INCOME TAX EXPENSE	-	-

NET LOSS	$(575,802)	$(817,981)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	11,754	-

Total Other Comprehensive Income (Loss)	11,754	-

COMPREHENSIVE LOSS	$(564,048)	$(817,981)

LOSS PER SHARE, BASIC AND FULLY DILUTED	$(0.01)	$(0.02)

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	59,055,098	46,666,921

The accompanying notes are an integral part of these financial statements

F-3

MYRIAD INTERACTIVE MEDIA, INC.
Statement of Stockholders' Equity (Deficit)

			Additional		Other		Stockholders'
	Common Stock		Paid-In	Deferred	Comprehensive	Accumulated	Equity
	Shares	Amount	Capital	Compensation	Income (Loss)	Deficit	(Deficit)

Balance, June 30, 2011	44,206,877	$44,207	$10,896,972	$-	$-	$(10,954,040)	$(12,861)

Common stock and warrants issued for cash at $0.10 per share	456,131	456	45,157	-	-	-	45,613

Common stock issued for services at $0.10 per share	855,462	855	84,691	-	-	-	85,546

Common stock issued for services at $0.16 per share	5,000,000	5,000	795,000	-	-	-	800,000

Net loss for the year ended June 30, 2012	-	-	-	-	-	(817,981)	(817,981)

Balance, June 30, 2012	50,518,470	50,518	11,821,820	-	-	(11,772,021)	100,317

Value of options granted	-	-	32,545	-	-	-	32,545

Common stock issued for cash	1,625,000	1,625	30,875	-	-	-	32,500

Common stock issued for services	7,000,000	7,000	103,750	(72,299)	-	-	38,451

Common stock issued for conversion of debt	9,605,302	9,605	57,995	-	-	-	67,600

Common stock issued for settlement of note payable	1,653,120	1,653	31,409				33,062

Common stock for intangible asset purchase	5,000,000	5,000	70,000	-	-	-	75,000

Beneficial conversion feature of convertible debt	-	-	76,646	-	-	-	76,646

Adjustment to stock issued for services - see Note 11	-	-	(70,323)	-	-	-	(70,323)

Net loss and other comprehensive income for the year ended June 30, 2013	-	-	-	-	11,754	(575,802)	(564,048)

Balance, June 30, 2013	75,401,892	$75,401	$12,154,717	$(72,299)	$11,754	$(12,347,823)	$(178,250)

The accompanying notes are an integral part of these financial statements.

F-4

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Cash Flows

	For the Year Ended
	June 30,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(575,802)	$(817,981)
Adjustments to reconcile net loss to net cash
used by operating activities:
Value of options granted	32,545	-
Common stock and warrants issued for services	38,451	772,285
Depreciation and amortization	54,190	355
Amortization of debt discount	65,000	-
Derivative expense	11,646	-
Loss on debt settlement	20,644	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(5,218)	-
(Increase) in deposits	(950)	-
Decrease in prepaid expenses	122,791	-
(Decrease) in accounts payable and accrued expenses	(33,742)	(42,625)
Increase in accrued expenses, related party	53,987	-
Net Cash Used in Operating Activities	(216,458)	(87,966)

INVESTING ACTIVITIES
Purchase of intangible assets	(21,540)	-
Purchase of property and equipment	(2,000)	(2,988)
Net Cash Used in Investing Activities	(23,540)	(2,988)

FINANCING ACTIVITIES
Proceeds from common stock	32,500	45,613
Proceeds from convertible debt	187,500	-
Proceeds from shareholder loans	31,129	24,597
Payments on shareholder loans	(25,124)	-
Net Cash Provided by Financing Activities	226,005	70,210
Exchange rate effect on cash	11,754	-

NET DECREASE IN CASH	(2,239)	(20,744)
CASH AT BEGINNING OF YEAR	5,579	26,323
CASH AT END OF YEAR	$3,340	$5,579

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$-	$-
Income Taxes	$-	$-
NON CASH FINANCING ACTIVITIES:
Common stock issued for conversion of debt	$100,662	$-
Common stock issued for intangible asset	$75,000	$-
Common stock issued for prepaid expenses	$-	$800,000
Common stock issued as deferred compensation	$72,999	$-
Promissory note issued for intangible asset	$177,951	$-
Beneficial conversion feature recorded in connection
with convertible debt	$76,646	$0

The accompanying notes are an integral part of these financial statements.

F-5

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

June 30, 2013 and 2012

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of Business

Myriad Interactive Media, Inc. (referred to as the “Company”) is involved in the e-business industry. It provides end-to-end, e-business solutions to businesses interested in doing e-tailing (selling of retail goods on the Internet).

History

The Company was incorporated in Nevada on April 23, 1990, as Investor Club of the United States. The name was changed to Noble Financing Group Inc. (in 1992), then to Newman Energy Technologies Incorporated (1998), then World Star Asia, Inc. (1998), Comgen Corp. (1998) and then to Planet411.com Corporation on February 11, 1999 to reflect its then current business objectives. Planet411.com Inc. was incorporated on July 13, 1999. Planet411.com Corporation was merged with and into Planet411.com Inc. (referred to as the “Company”) on October 6, 1999 for the sole purpose of changing the Company's jurisdiction of incorporation to Delaware. On July 18, 2007, the Company filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger whereby the Company (as Planet411.com Inc.) would merge with its wholly-owned subsidiary, Ivany Mining Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of July 18, 2007, was completed pursuant to Section Title 8, Section 251(c) of the Delaware General Corporation Law. Upon completion of this merger, the Company's name was changed to "Ivany Mining Inc." and the Company's Articles of Incorporation have been amended to reflect this name change. On February 16, 2010 the Company’s name was changed to Ivany Nguyen, Inc. On July 6, 2011 the Company’s name was changed to Myriad Interactive Media, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC").  In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has adopted a June 30 year end.

Foreign Currency Translation

The functional currency of the Company is the U.S. Dollar. Accordingly, assets and liabilities of the subsidiary are translated into U.S. dollars at period-end exchange rates. Revenues and expenses are translated at the average exchange rates in effect for the period. The resulting translation gains or losses are recorded as a component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity. For the years ended June 30, 2013 and 2012, the Company recognized a gain on translation adjustment in the amount of $11,754 and $0, respectively.

Comprehensive Loss

Total comprehensive loss represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net loss. For the Company, the components of other comprehensive loss are the changes in the cumulative foreign currency translation adjustments.

Use of Estimates

The preparation of audited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service.

F-6

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Concentration of Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  The Company’s cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions.

Fair Value of Financial Instruments

The Company has adopted ASC 805, “Disclosure About Fair Value of Financial Instruments”, which requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Revenue Recognition

Revenues from fixed price contracts and cost-plus-fee contracts are recognized as services are performed. Revenue is recognized at the time of sale if collection is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company expenses all costs of advertising as incurred.  There were $1,950 and $0 of advertising costs incurred during the years ended June 30, 2013 and 2012, respectively.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation. Equity instruments issued to non-employees for goods or services are accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached, whichever is earlier.

Earnings (loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements of operations or cash flows.

Income Taxes

The Company provides for income taxes under ASC 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

ASC 740 also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-7

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Prepaid Expenses

On January 31, 2012, the Company issued 5,000,000 shares of its common stock valued at $800,000 under a 6 months consulting agreement. The Company amortized the value of the shares over the term of the contract leaving a balance of $0 and $139,891as prepaid expense as of June 30, 2013 and 2012, respectively.

On April 1, 2013 the Company entered into a lease agreement for a term of twelve months. The Company paid $22,800 initially toward the agreement and that amount is being amortized over the term of the lease leaving a balance of $17,100 as prepaid expense as of June 30, 2013.

Intangible Assets

The Company classifies intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization and (3) goodwill. The Company determines the useful lives of identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors the Company considers when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the Company’s strategy for using the asset, any laws or other local regulations which could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Intangible assets that are deemed to have definite lives are amortized, on a straight-line basis, over their useful lives, which in the case of computer software is generally 4 years.

Accounts Receivable

The Company establishes provisions for losses on accounts receivable if it determines that it will not collect all or part of the outstanding balance. The Company regularly reviews collectability and establishes or adjusts the allowance as necessary using the specific identification method. At June 30, 2013 and June 30, 2012, no reserve for allowance for doubtful accounts was needed.

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern, and has negative working capital. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-8

NOTE 3 – RELATED PARTY TRANSACTIONS

On April 23, 2012, an officer loaned the Company $1,236. The note bears no interest and is due July 18, 2013. During the year ended June 30, 2013, the Company repaid the entire balance.

On April 25, 2012, an officer loaned the Company $15,812. The note bears no interest and is due April 25, 2013. During the year ended June 30, 2013, the Company repaid the entire balance.

On June 26, 2012, an officer loaned the Company $8,708. The note bears no interest and is due June 26, 2013. During the year ended June 30, 2013, the Company repaid the entire balance.

On July 18, 2012, the Company borrowed $12,418 from a related party in the form of promissory note. The note bears no interest and is due on July 18, 2013.  During the year ended June 30, 2013, the Company issued 1,653,120 for the conversion of $12,418 which extinguished the debt in full. As a result, the Company recorded a loss on the settlement of the debt of $20,644.

On January 22, 2013, the Company borrowed $9,928 from a related party in the form of promissory note. The note bears interest at 9% per annum and is due on January 22, 2014. The note is collateralized by 1,241,810 shares of the Company’s common stock and has accrued interest in the amount of $392 as of June 30, 2013.

On February 26, 2013 the Company borrowed $8,783 from a related party in the form of promissory note. The note is unsecured, accrues interest at 9% per annum and is due on February 26, 2014. The note has accrued interest in the amount of $270 as of June 30, 2013.

An officer of the Company receives $8,000 a month for consulting fees until otherwise modified or cancelled by further action of the board. The Company has a balance due to the officer for consulting services of $53,987 as of June 30, 2013.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment are comprised of the following on June 30, 2013 and 2012:

	2013	2012
Computer equipment	$ 4,910	$ 9,052
Accumulated depreciation	(1,435)	(6,419)
Property and equipment, net	$ 3,475	$ 2,633

Depreciation expense for the years ended June 30, 2013 and 2012 was $1,124 and $363, respectively.

NOTE 5 – INTANGIBLE ASSETS

The Company has capitalized internally developed computer software costs and costs to acquire computer software from a third party as intangible assets. The agreement, mentioned in Note 8, calls for a promissory note in the amount of CAD $175,000 and stock in the amount of $75,000. The total value of the purchased asset was valued as of the date of purchase at $252,951. The Company also incurred additional internally developed computer software costs of $21,540. The Company has determined a 4 year useful life for its computer software.

The Company’s intangible assets are comprised of the following on June 30, 2013 and 2012:

	2013	2012
Computer software	$ 274,491	$ 0
Accumulated depreciation	(52,984)	(0)
Property and equipment, net	$ 221,507	$ 0

Total amortization expense for the years ended June 30, 2013 and 2012 were $53,066 and $0, respectively.

F-9

NOTE 6 – CONVERTIBLE NOTES PAYABLE

As of June 30, 2013 and 2012, respectively, the Company had an outstanding balance, net of the debt discount of $122,500 and $0. As of June 30, 2013, the total outstanding accrued interest on the convertible notes payable was $1,223.

On July 31, 2012, the Company issued a convertible promissory note in the amount of $42,500.  The note is due on May 2, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

During the year ended June 30, 2013, the Company converted $42,500 of debt and $1,700 of accrued interest into 5,658,636 shares of common stock fully extinguishing the debt.

On October 23, 2012, the Company issued a convertible promissory note in the amount of $22,500.  The note is due on July 25, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended June 30, 2013, the Company converted $22,500 of debt and $900 of accrued interest into 3,946,666 shares of common stock fully extinguishing the debt.

On February 4, 2013, the Company issued a convertible promissory note in the amount of $37,500.  The note is due on November 6, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On March 19, 2013, the Company issued a convertible promissory note in the amount of $47,500.  The note is due on December 26, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On June 17, 2013, the Company issued a convertible promissory note in the amount of $37,500. The note is due on March 19, 2014 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

NOTE 7– DERIVATIVE LIABILITY

On July 31, 2012 and October 23, 2012, the Company issued convertible promissory notes in the amounts of $42,500 and $22,500, respectively.  The loans becomes convertible 180 days after date of the note into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

F-10

NOTE 7– DERIVATIVE LIABILITY (CONTINUED)

The Company uses the Black-Scholes option pricing model to value the derivative liability.  Included in the model are the following assumptions: stock price at valuation date of $0.02, exercise price of $0.011 - $0.0083, dividend yield of zero, years to maturity of 0.21 – 0.26, a risk free rate of 0.04% - 0.05%, and annualized volatility of 240% - 252%. The Company recognized a derivative expense of $11,646 upon recording of the derivative liabilities.  The notes were fully discounted and the $65,000 discount was amortized as of June 30, 2013.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as another income or expense item.  The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the above convertible debt.  During the year ended June 30, 213, the Company recorded a derivative liability of $81,022 in relation to the two aforementioned promissory notes. As of June 30, 2013, both promissory notes were completely converted into shares of common stock and the Company wrote off $76,646 of the derivative liability to additional paid in capital.

NOTE 8 – NOTE PAYABLE

On September 19, 2012, the Company entered into a note payable agreement with one of its vendors as part of a purchase agreement to acquire all rights to a social media software application from the vendor with an effective date of October 1, 2012. The promissory note in the amount of CAD $175,000 bears no interest and is due on October 1, 2014. The Company’s obligation to repay the note in full is conditional upon the Company generating a minimum of $500,000 in sales of the social media software application on or before the due date of October 1, 2014. If the Company does not generate the minimum required sales, the note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date. The denomination specified in the agreement is CAD, therefore, the Company will translate the CAD into its base currency of USD each period and will record any changes to other comprehensive income.

 As of June 30, 2013 and 2012, the outstanding note payable balance was $166,250 and $0, respectively.

NOTE 9 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2013, the Company has no shares of preferred stock issued or outstanding.

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of June 30, 2013 and 2012, 75,401,892 and 50,518,470 shares were issued and outstanding, respectively.

During the year ended June 30, 2012, the Company issued 456,131 shares of common stock with 456,131 attached warrants for $45,613. The warrants were exercisable for a one year period at an exercise price of $0.15 and expired unexercised. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in Note 10 and attributed a total of $26,007 of the total $45,613 proceeds to the warrants based on their relative fair value.

During the year ended June 30, 2013, the Company issued 1,625,000 shares of common stock for cash proceeds of $32,500.

During the year ended June 30, 2013, the Company issued 7,000,000 shares of common stock for services valued at $110,750. The Company recorded $72,299 to deferred compensation and is amortizing that amount over the term of the service contracts.

During the year ended June 30, 2013 the company issued 9,605,302 shares of common stock for conversion of $65,000, of debt and $2,600 of accrued interest.

F-11

NOTE 9 – CAPITAL STOCK TRANSACTIONS (CONTINUED)

Additionally, the Company converted a shareholder loan to common stock during the year ended June 30, 2013.  The loan of $12,418 was converted into 1,653,120 common shares.  The stock was issued at a price below market value so a loss on the conversion of $20,644 was recorded.

During the year ended June 30, 2013, the Company issued 5,000,000 shares of common stock valued at $75,000 for the purchase of intangible assets.

NOTE 10 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

During the year ended June 30, 2013, the Company issued 3,000,000 options for services performed by consultants. These options have a one year life and an exercise price of $0.10 and were valued at a total of $32,545. The Company calculated a relative fair value for these options based on a volatility of 238%, a risk-free interest rate of .17% and a stock price on the date of issuance of $0.02.

During the year ended June 30, 2012, the Company issued 456,131 warrants in conjunction with common stock sold for cash. These warrants have a one year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 300% to 330%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.08 to $0.20.

Changes in stock options during the years ended June 30, 2013 and 2012 are as follows:

	Number of Options	Weighted Average Exercise Price	Value if Exercised
Outstanding, June 30, 2011	1,000,000	$ 0.20	$ 200,000
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Outstanding, June 30, 2012	1,000,000	0.20	200,000
Granted	3,000,000	0.10	300,000
Exercised	-	-	-
Cancelled	-	-	-
Expired	(4,000,000)	-	-
Outstanding, June 30, 2013	-	$ -	$ -

Changes in stock purchase warrants during the years ended June 30, 2013 and 2012 are as follows:

	Number of Warrants	Weighted Average Exercise Price	Value if Exercised
Outstanding, June 30, 2011	24,019,613	$ 0.11	$ 2,551,961
Granted	456,131	0.15	68,420
Exercised	-	-	-
Cancelled	-	-	-
Outstanding, June 30, 2012	24,475,744.011		2,620,381
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Expired	(24,475,744)	-	-
Outstanding, June 30, 2013	-	$ -	$ -

F-12

NOTE 11 – COMMITMENTS

On June 7, 2013, the Company entered into a consulting agreement for twelve months of services for a total of $52,000. The agreement calls for the following: months one and two: $10,000 per month; months three and four: $4,000 per month; and months five through twelve: $3,000 per month.

On March 30, 2012, the Company issued 855,462 shares of its common stock to its legal counsel for $85,546 of services rendered. The settlement agreement provides that the Company will pay the difference between the liability settled in shares and the net proceeds from the sale of the shares if the net proceeds is less than the liability settled. As of June 30, 2012, the Company had a contingent liability of approximately $0.09 per share or $76,992 to its legal counsel. As of June 30, 2013, the Company’s legal counsel sold the shares for approximately $15,223 which was applied to the outstanding balance owed by the Company. As a result, the contingent liability ceased and the Company recognized a loss on settlement of debt and recorded accounts payable of $70,323 during the year ended June 30, 2013.

NOTE 12 – INCOME TAXES

For the year ended June 30, 2013, Myriad has incurred a net loss of approximately $575,802 and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $12,347,823 at June 30, 2013, and will expire beginning in the year 2028.

The provision for Federal income tax consists of the following for the years ended June 30, 2013 and 2012:

	2013	2012
Federal income tax benefit attributable to:
Current operations	$ 195,773	$ 278,114
Less: valuation allowance	(195,773)	(278,117)
Net provision for Federal income taxes	$ 0	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of June 30, 2013 and 2012:

	2013	2012
Deferred tax asset attributable to:
Net operating loss carryover	$ 4,198,260	$ 4,002,487
Valuation allowance	(4,198,260)	(4,002,487)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $12,347,823 for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-13

NOTE 13 – FOREIGN CURRENCY TRANSLATION

Due to the fact that the Company’s functional currency is the U.S. Dollar and its reporting currency is the U.S. dollar, the Company must recognize the effects of variations in foreign currency exchange rates as gains and losses as a component of other comprehensive income (loss), pursuant to ASC 830 “Foreign Currency Translation.” To calculate this other comprehensive income and loss, the Company utilizes the “current method,” whereby assets and liabilities carried in Canadian dollars are translated into U.S. dollars at the exchange rate at the balance sheet date.

During the years ended June 30, 2013 and 2012, the Company recognized other comprehensive gains of $11,754 and $0, respectively.

NOTE 14 – SUBSEQUENT EVENTS

On July 22, 2013 the Company entered into software acquisition agreement. The Company agreed to purchase the software for 7,500,000 shares of the Company’s common stock. Pursuant to the agreement the Company also agreed to issue 1,000,000 shares of the Company’s common stock for advisory services.

On August 12, 2013, the Company issued a convertible promissory note in the amount of $32,500.  The note is due on May 14, 2014 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On August 14, 2013 the Company issued 1,000,000 stock options to a consultant for services rendered. The options are exercisable for two years at an exercise price of $0.005.

On September 18, 2013, the Company issued a convertible promissory note in the amount of $32,500.  The note is due on June 20, 2014 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

Subsequent to June 30, 2013 the Company has issued

6,823,460 shares of common stock for conversion of debt.

On September 25, 2013 the Company cancelled 41,131 shares of common stock.

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to June 30, 2013 through the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

F-14

Exhibit Number	Description
3.1	Certificate of Incorporation, as amended (1)
3.2	Certificate of Amendment of Certificate of Incorporation
3.3	Certificate of Designation of Class A Convertible Preferred Stock(4)
3.2	Bylaws, as amended (2)
10.1	Agreement with Kalim Khan dated September 19, 2012(3)
10.2	Agreement with Brazo River Technologies, LLC(5)
10.3	Restricted Stock Award Agreement with Derek Ivany
10.4	Convertible Promissory Note to Asher Enterprises, Inc. dated February 4, 2013
10.5	Securities Purchase agreement with Asher Enterprises, Inc. dated February 4, 2013
10.6	Convertible Promissory Note to Asher Enterprises, Inc. dated March 19, 2013
10.7	Securities Purchase agreement with Asher Enterprises, Inc. dated March 19, 2013
10.8	Convertible Promissory Note to Asher Enterprises, Inc. dated August 12, 2013
10.9	Securities Purchase agreement with Asher Enterprises, Inc. dated August 12, 2013
10.10	Convertible Promissory Note to Asher Enterprises, Inc. dated September 18, 2013
10.11	Securities Purchase agreement with Asher Enterprises, Inc. dated September 18, 2013
10.12	June 7, 2013 Consulting Agreement described in Note 10 of financials
10.13	January 22, 2013 related party note
10.14	Feb 26, 2013 related party note
23.1	Consent of Silberstein Ungar, PLLC
31.1	Certification of Chief Executive Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (6)
31.2	Certification of Chief Financial Officer pursuant to Securities Exchange Act Rule 13a-14(a)/15d-14(a), as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (6)
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (6)

1 Incorporated by reference to Annual Report on Form 10-KSB for the period ended June 30, 2002 filed on December 19, 2002.

2 Incorporated by reference to the Registration Statement on Form 10 filed December 28, 1999.

3 Incorporated by reference to Annual Report on Form 10-K for the year ended June 30, 2012, filed on October 15, 2012

4 Incorporated by reference to Current Report on Form 8-K filed August 26, 2013.

5 Incorporated by reference to Current Report on Form 8-K filed August 1, 2013.

6 Incorporated by reference to Annual Report on Form 10-K for the period ended June 30, 2013, filed October 15, 2013.

18

SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

By:	_/s/ Derek Ivany
Derek Ivany President, Chief Executive Officer, Chief Financial Officer, and Director
October 15, 2013

In accordance with Section 13 or 15(d) of the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

By:	_/s/ Derek Ivany_
Derek Ivany President, Chief Executive Officer, Chief Financial Officer and Director
October 15, 2013

By:	_/s/ Leandro Dumlao
Leandro Dumlao, Director
October 15, 2013

By:	_/s/ Hercules Galang_
Hercules Galang, Director
October 15, 2013

19

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

[X]	Quarterly Report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

For the quarterly period ended September 30, 2013

[ ]	Transition Report pursuant to 13 or 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to__________

Commission File Number: 000-27645

Myriad Interactive Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0258277
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

7 Ingram Drive, Suite 128, Toronto, Ontario, Canada M6M 2L7
(Address of principal executive offices)

(888) 648-9366 Ext. 2
(Registrant’s telephone number)
___________________________
(Former name, former address and former fiscal year, if changed since last report)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days [X] Yes [ ] No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). [ ] Yes [X] No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

[ ] Large accelerated filer Accelerated filer	[ ] Non-accelerated filer
[X] Smaller reporting company

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). [] Yes [X] No

State the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date: 90,461,999 as of November 14, 2013.

1

	TABLE OF CONTENTS
		Page
PART I – FINANCIAL INFORMATION
Item 1:	Financial Statements	4
Item 2:	Management’s Discussion and Analysis of Financial Condition and Results of Operations	5
Item 3:	Quantitative and Qualitative Disclosures About Market Risk	9
Item 4:	Controls and Procedures	11
PART II – OTHER INFORMATION
Item 1:	Legal Proceedings	10
Item 1A:	Risk Factors	10
Item 2:	Unregistered Sales of Equity Securities and Use of Proceeds	10
Item 3:	Defaults Upon Senior Securities	11
Item 4:	Mine Safety Disclosures	11
Item 5:	Other Information	11
Item 6:	Exhibits	11

2

PART I - FINANCIAL INFORMATION

Item 1. Financial Statements

Our financial statements included in this Form 10-Q are as follows:
F-1	Balance Sheet as of September 30, 2013 and June 30, 2013 (unaudited);
F-2	Statements of Operations for the three months ended September 30, 2013 and 2012 (unaudited);
F-3	Statements of Cash Flows for the three months ended September 30, 2013 and 2012 (unaudited);
F-4	Notes to Financial Statements

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and the SEC instructions to Form 10-Q.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included.  Operating results for the interim period ended September 30, 2013 are not necessarily indicative of the results that can be expected for the full year.

3

MYRIAD INTERACTIVE MEDIA, INC.
Balance Sheets
(Unaudited)

ASSETS

	September 30,	June 30,
	2013	2013

CURRENT ASSETS

Cash	$7,690	$3,340
Accounts receivable	11,500	5,218
Deposits	950	950
Prepaid expenses	11,400	17,100

Total Current Assets	31,540	26,608

PROPERTY AND EQUIPMENT, net	3,066	3,475
INTANGIBLE ASSETS, net	217,924	221,507

TOTAL ASSETS	$252,530	$251,590

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
LIABILITIES

CURRENT LIABILITIES

Accounts payable and accrued expenses	$80,901	$68,392
Accrued expenses, related party	76,211	53,987
Convertible debt, net	102,500	122,500
Due to shareholder	18,711	18,711

Total Current Liabilities	278,323	263,590

LONG-TERM LIABILITIES

Notes payable	169,715	166,250

TOTAL LIABILITIES	448,038	429,840

STOCKHOLDERS' EQUITY (DEFICIT)

Preferred stock; 10,000,000 shares authorized,
at $0.001 par value, none issued or outstanding
and outstanding	-	-
Common stock; 200,000,000 shares authorized,
at $0.001 par value, 86,371,090 and 75,401,892
shares issued and outstanding, respectively	86,371	75,401
Additional paid-in capital	12,202,747	12,154,717
Deferred compensation	(48,374)	(72,299)
Accumulated other comprehensive loss	8,134	11,754
Accumulated deficit	(12,444,386)	(12,347,823)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(195,508)	(178,250)
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY (DEFICIT)	$252,530	$251,590

The accompanying notes are an integral part of these financial statements.

F-1

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Operations and Other Comprehensive Income
(Unaudited)

	For the Three Months Ended
	September 30,
	2013	2012

REVENUES	$18,865		$6,033

OPERATING EXPENSES
Professional fees	66,193		225,509
General and administrative	23,961		29,204
Depreciation and amortization	21,248		262

Total Operating Expenses	111,402		254,975

LOSS FROM OPERATIONS	(92,537)		(248,942)

OTHER INCOME (EXPENSE)
Loss on debt settlement	-		-
Amortization of debt discount	-		-
Interest expense - derivative	-		-
Interest expense	(4,026)		(578)

Total Other Income (Expense)	(4,026)		(578)

INCOME TAX EXPENSE	-		-

NET LOSS	$(96,563)		$(249,520)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	3,620		-

Total Other Comprehensive Income (Loss)	3,620	#	-

COMPREHENSIVE LOSS	$(92,943)		$(249,520)

LOSS PER SHARE, BASIC AND FULLY DILUTED	$(0.00)		$(0.00)

WEIGHTED AVERAGE
NUMBER OF SHARES OUTSTANDING	79,395,641		50,518,470

The accompanying notes are an integral part of these financial statements

F-2

MYRIAD INTERACTIVE MEDIA, INC.
Statements of Cash Flows
(Unaudited)

	For the Three Months Ended
	September 30,
	2013	2012
OPERATING ACTIVITIES
Net loss	$(96,563)	$(249,520)
Adjustments to reconcile net loss to net cash
used by operating activities:
Value of options granted	5,000	44,436
Common stock and warrants issued for services/interest	1,500	139,891
Depreciation and amortization	21,248	269
Amortization of deferred compensation	23,925	-
Derivative expense	-	-
Loss on debt settlement	-	-
Changes in operating assets and liabilities:
(Increase) in accounts receivable	(6,282)	(2,008)
Decrease in deposits	-	9,130
Decrease in prepaid expenses	5,700	-
Increase (Decrease) in accounts payable and accrued expenses	12,509	(2,649)
Increase in accrued expenses, related party	22,224	17,179

Net Cash Used in Operating Activities	(10,739)	(43,272)

INVESTING ACTIVITIES
Purchase of intangible assets	(17,256)	-
Purchase of property and equipment	-	(88)

Net Cash Used in Investing Activities	(17,256)	(88)

FINANCING ACTIVITIES
Proceeds from common stock	-	-
Proceeds from convertible debt	32,500	42,500
Proceeds from shareholder loans	-	-
Payments on shareholder loans	-	-

Net Cash Provided by Financing Activities	32,500	42,500

Exchange rate effect on cash	(155)	-

NET INCREASE (DECREASE) IN CASH	4,350	(860)
CASH AT BEGINNING OF YEAR	3,340	5,579

CASH AT END OF PERIOD	$7,690	$4,719

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:
CASH PAID FOR:
Interest	$12	$-
Income Taxes	$-	$-
NON CASH FINANCING ACTIVITIES:
Common stock issued for conversion of debt	$54,000	$-
Common stock issued for intangible asset	$-	$-
Common stock issued for prepaid expenses	$-	$-
Common stock issued as deferred compensation	$-	$-
Promissory note issued for intangible asset	$-	$-
Beneficial conversion feature recorded in connection
with convertible debt	$0	$-

The accompanying notes are an integral part of these financial statements.

F-3

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES

Description of Business

Myriad Interactive Media, Inc. (referred to as the “Company”) is involved in the e-business industry. It provides end-to-end, e-business solutions to businesses interested in doing e-tailing (selling of retail goods on the Internet).

History

The Company was incorporated in Nevada on April 23, 1990, as Investor Club of the United States. The name was changed to Noble Financing Group Inc. (in 1992), then to Newman Energy Technologies Incorporated (1998), then World Star Asia, Inc. (1998), Comgen Corp. (1998) and then to Planet411.com Corporation on February 11, 1999 to reflect its then current business objectives. Planet411.com Inc. was incorporated on July 13, 1999. Planet411.com Corporation was merged with and into Planet411.com Inc. (referred to as the “Company”) on October 6, 1999 for the sole purpose of changing the Company's jurisdiction of incorporation to Delaware. On July 18, 2007, the Company filed a Certificate of Merger with the Secretary of State of Delaware in order to effectuate a merger whereby the Company (as Planet411.com Inc.) would merge with its wholly-owned subsidiary, Ivany Mining Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of July 18, 2007, was completed pursuant to Section Title 8, Section 251(c) of the Delaware General Corporation Law. Upon completion of this merger, the Company's name was changed to "Ivany Mining Inc." and the Company's Articles of Incorporation have been amended to reflect this name change. On February 16, 2010 the Company’s name was changed to Ivany Nguyen, Inc. On July 6, 2011 the Company’s name was changed to Myriad Interactive Media, Inc.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC").  In the opinion of management, all adjustments necessary in order for the financial statements to be not misleading have been reflected herein. The Company has adopted a June 30 year end.

Foreign Currency Translation

The functional currency of the Company is the U.S. Dollar. Accordingly, assets and liabilities of the subsidiary are translated into U.S. dollars at period-end exchange rates. Revenues and expenses are translated at the average exchange rates in effect for the period. The resulting translation gains or losses are recorded as a component of accumulated other comprehensive income in the consolidated statement of stockholders’ equity. For the periods ended September 30, 2013 and June 30, 2013, the Company recognized a gain on translation adjustment in the amount of $3,620 and $11,754, respectively.

Comprehensive Loss

Total comprehensive loss represents the net change in stockholders' equity during a period from sources other than transactions with stockholders and as such, includes net loss. For the Company, the components of other comprehensive loss are the changes in the cumulative foreign currency translation adjustments.

Use of Estimates

The preparation of audited financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of financial statement presentation, the Company considers all highly liquid investments with a maturity of three months or less, from the date of purchase, to be cash equivalents.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation and amortization is calculated using the straight-line method over the expected useful life of the asset, after the asset is placed in service.

F-4

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Concentration of Risk

Financial instruments, which potentially subject us to concentrations of credit risk, consist principally of cash.  The Company’s cash balances are maintained in accounts held by major banks and financial institutions located in the United States.  The Company occasionally maintains amounts on deposit with a financial institution that are in excess of the federally insured limits. The risk is managed by maintaining all deposits in high quality financial institutions.

Fair Value of Financial Instruments

The Company has adopted ASC 805, “Disclosure About Fair Value of Financial Instruments”, which requires the Company to disclose, when reasonably attainable, the fair market values of its assets and liabilities which are deemed to be financial instruments. The carrying amounts and estimated fair values of the Company’s financial instruments approximate their fair value due to the short-term nature.

Revenue Recognition

Revenues from fixed price contracts and cost-plus-fee contracts are recognized as services are performed. Revenue is recognized at the time of sale if collection is reasonably assured. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Advertising Costs

The Company expenses all costs of advertising as incurred.  There were $1,056 and $1,950 of advertising costs incurred during the periods ended September 30, 2013 and June 30, 2013, respectively.

Share-Based Compensation

The Company follows the provisions of ASC 718, “Share-Based Payment” which requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values.  The Company uses the Black-Scholes pricing model for determining the fair value of stock based compensation. Equity instruments issued to non-employees for goods or services are accounted for at fair value and are marked to market until service is complete or a performance commitment date is reached, whichever is earlier.

Earnings (loss) per Share

Basic earnings (loss) per share exclude any dilutive effects of options, warrants and convertible securities. Basic earnings (loss) per share is computed using the weighted-average number of outstanding common stocks during the applicable period. Diluted earnings per share is computed using the weighted-average number of common and common stock equivalent shares outstanding during the period. Common stock equivalent shares are excluded from the computation if their effect is antidilutive.

Recent Accounting Pronouncements

The Company has evaluated recent accounting pronouncements and their adoption has not had or is not expected to have a material impact on the Company’s financial position or statements of operations or cash flows.

Income Taxes

The Company provides for income taxes under ASC 740 which requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

ASC 740 also requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-5

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 1 – DESCRIPTION OF BUSINESS, HISTORY AND SUMMARY OF SIGNIFICANT POLICIES (CONTINUED)

Prepaid Expenses

On January 31, 2012, the Company issued 5,000,000 shares of its common stock valued at $800,000 under a 6 months consulting agreement. The Company amortized the value of the shares over the term of the contract leaving a balance of $0 and $0 in prepaid expense as of September 30, 2013 and June 30, 2013, respectively.

On April 1, 2013 the Company entered into a lease agreement for a term of twelve months. The Company paid $22,800 initially toward the agreement and that amount is being amortized over the term of the lease leaving a balance of $11,400 and $17,100 as prepaid expense as of September 30, 2013 and June 30, 2013, respectively.

Intangible Assets

The Company classifies intangible assets into three categories: (1) intangible assets with definite lives subject to amortization, (2) intangible assets with indefinite lives not subject to amortization and (3) goodwill. The Company determines the useful lives of identifiable intangible assets after considering the specific facts and circumstances related to each intangible asset. Factors the Company considers when determining useful lives include the contractual term of any agreement related to the asset, the historical performance of the asset, the Company’s strategy for using the asset, any laws or other local regulations which could impact the useful life of the asset, and other economic factors, including competition and specific market conditions. Intangible assets that are deemed to have definite lives are amortized, on a straight-line basis, over their useful lives, which in the case of computer software is generally 4 years.

Accounts Receivable

The Company establishes provisions for losses on accounts receivable if it determines that it will not collect all or part of the outstanding balance. The Company regularly reviews collectability and establishes or adjusts the allowance as necessary using the specific identification method. At September 30, 2013 and June 30, 2013, no reserve for allowance for doubtful accounts was needed.

Reclassification

Certain balances in previously issued financial statements have been reclassified to be consistent with the current period presentation.

NOTE 2 - GOING CONCERN

The Company's financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern, and has negative working capital. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking equity and/or debt financing. However management cannot provide any assurances that the Company will be successful in accomplishing any of its plans.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

F-6

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 3 – RELATED PARTY TRANSACTIONS

On April 23, 2012, an officer loaned the Company $1,236. The note bears no interest and is due July 18, 2013. During the year ended June 30, 2013, the Company repaid the entire balance.

On April 25, 2012, an officer loaned the Company $15,812. The note bears no interest and is due April 25, 2013. During the year ended June 30, 2013, the Company repaid the entire balance.

On June 26, 2012, an officer loaned the Company $8,708. The note bears no interest and is due June 26, 2013. During the year ended June 30, 2013, the Company repaid the entire balance.

On July 18, 2012, the Company borrowed $12,418 from a related party in the form of promissory note. The note bears no interest and is due on July 18, 2013.  During the year ended June 30, 2013, the Company issued 1,653,120 for the conversion of $12,418 which extinguished the debt in full. As a result, the Company recorded a loss on the settlement of the debt of $20,644.

On January 22, 2013, the Company borrowed $9,928 from a related party in the form of promissory note. The note bears interest at 9% per annum and is due on January 22, 2014. The note is collateralized by 1,241,810 shares of the Company’s common stock and has accrued interest in the amount of $548 and $392 as of September 30, 2013 and June 30, 2013, respectively.

On February 26, 2013 the Company borrowed $8,783 from a related party in the form of promissory note. The note is unsecured, accrues interest at 9% per annum and is due on February 26, 2014. The note has accrued interest in the amount of $418 and $270 as of September 30, 2013 and June 30, 2013, respectively.

On July 23, 2013 the Company borrowed $3,168 from a related party in the form of promissory note. The note is unsecured, accrues interest at 9% per annum and is due on July 23, 2014. The note has accrued interest in the amount of $49 and $0 as of September 30, 2013 and June 30, 2013, respectively.

An officer of the Company receives $8,000 a month for consulting fees until otherwise modified or cancelled by further action of the board. The Company has a balance due to the officer for consulting services of $81,155 and $53,987 as of September 30, 2013 and June 30, 2013, respectively.

NOTE 4 – PROPERTY AND EQUIPMENT

The Company’s property and equipment are comprised of the following on September 30, 2013 and June 30, 2013:

	September 30, 2013	June 30, 2013
Computer equipment	$ 4,910	$ 4,910
Accumulated depreciation	(1,844)	(1,435)
Property and equipment, net	$ 3,066	$ 3,475

Depreciation expense for the periods ended September 30, 2013 and June 30, 2013 was $409 and $1,124, respectively.

F-7

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 5 – INTANGIBLE ASSETS

The Company has capitalized internally developed computer software costs and costs to acquire computer software from a third party as intangible assets. The agreement, mentioned in Note 8, calls for a promissory note in the amount of CAD $175,000 and stock in the amount of $75,000. The total value of the purchased asset was valued as of the date of purchase at $252,951. The Company also incurred additional internally developed computer software costs of $38,796. The Company has determined a 4 year useful life for its computer software.

The Company’s intangible assets are comprised of the following on September 30, 2013 and June 30, 2013:

	September 30, 2013	June 30, 2013
Computer software	$ 291,747	$ 274,491
Accumulated depreciation	(73,823)	(52,984)
Property and equipment, net	$ 217,924	$ 221,507

Total amortization expense for the periods ended September 30, 2013 and June 30, 2013 were $20,839 and $53,066, respectively.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

As of September 30, 2013 and June 30, 2013, respectively, the Company had an outstanding balance, net of the debt discount of $102,500 and $122,500. As of September 30, 2013 and June 30, 2013, the total outstanding accrued interest on the convertible notes payable was $3,384 and $1,223, respectively.

On July 31, 2012, the Company issued a convertible promissory note in the amount of $42,500.  The note is due on May 2, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

During the year ended June 30, 2013, the Company converted $42,500 of debt and $1,700 of accrued interest into 5,658,636 shares of common stock fully extinguishing the debt.

During the period ended September 30, 2013, the Company converted $52,500 of debt and $1,500 of accrued interest into 10,232,551 shares of common stock.

On October 23, 2012, the Company issued a convertible promissory note in the amount of $22,500.  The note is due on July 25, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. During the year ended June 30, 2013, the Company converted $22,500 of debt and $900 of accrued interest into 3,946,666 shares of common stock fully extinguishing the debt.

On February 4, 2013, the Company issued a convertible promissory note in the amount of $37,500.  The note is due on November 6, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date. As of September 30, 2013 the debt was paid in full through issuance of common stock.

F-8

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 6 – CONVERTIBLE NOTES PAYABLE (CONTINUED)

On March 19, 2013, the Company issued a convertible promissory note in the amount of $47,500.  The note is due on December 26, 2013 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On June 17, 2013, the Company issued a convertible promissory note in the amount of $37,500. The note is due on March 19, 2014 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

On August 12, 2013, the Company issued a convertible promissory note in the amount of $32,500. The note is due on May 12, 2014 and bears interest at 8% per annum. The loan is secured by shares of the Company’s common stock. The loan becomes convertible 180 days after date of the note. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

NOTE 7– DERIVATIVE LIABILITY

On July 31, 2012 and October 23, 2012, the Company issued convertible promissory notes in the amounts of $42,500 and $22,500, respectively.  The loans becomes convertible 180 days after date of the note into shares of the Company’s common stock at a rate of 55% multiplied by the market price, which is the average of the lowest three (3) trading prices for the common stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date.

In accordance with AC 815, the Company has bifurcated the conversion feature of the note and recorded a derivative liability.

The Company uses the Black-Scholes option pricing model to value the derivative liability.  Included in the model are the following assumptions: stock price at valuation date of $0.02, exercise price of $0.011 - $0.0083, dividend yield of zero, years to maturity of 0.21 – 0.26, a risk free rate of 0.04% - 0.05%, and annualized volatility of 240% - 252%. The Company recognized a derivative expense of $11,646 upon recording of the derivative liabilities.  The notes were fully discounted and the $65,000 discount was amortized as of June 30, 2013.

ASC 815 requires Company management to assess the fair market value of certain derivatives at each reporting period and recognize any change in the fair market value as another income or expense item.  The Company’s only asset or liability measured at fair value on a recurring basis is its derivative liability associated with the above convertible debt.  During the year ended June 30, 213, the Company recorded a derivative liability of $81,022 in relation to the two aforementioned promissory notes. As of June 30, 2013, both promissory notes were completely converted into shares of common stock and the Company wrote off $76,646 of the derivative liability to additional paid in capital.

F-9

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 8 – NOTE PAYABLE

On September 19, 2012, the Company entered into a note payable agreement with one of its vendors as part of a purchase agreement to acquire all rights to a social media software application from the vendor with an effective date of October 1, 2012. The promissory note in the amount of CAD $175,000 bears no interest and is due on October 1, 2014. The Company’s obligation to repay the note in full is conditional upon the Company generating a minimum of $500,000 in sales of the social media software application on or before the due date of October 1, 2014. If the Company does not generate the minimum required sales, the note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date. The denomination specified in the agreement is CAD, therefore, the Company will translate the CAD into its base currency of USD each period and will record any changes to other comprehensive income.

As of September 30, 2013 and June 30, 2013, the outstanding note payable balance was $169,715 and $166,250, respectively.

NOTE 9 – CAPITAL STOCK TRANSACTIONS

Preferred stock

The authorized preferred stock is 10,000,000 shares with a par value of $0.001. As of June 30, 2013, the Company has no shares of preferred stock issued or outstanding.

Common stock

The authorized common stock is 200,000,000 shares with a par value of $0.001. As of June 30, 2013 and 2012, 75,401,892 and 50,518,470 shares were issued and outstanding, respectively.

During the year ended June 30, 2012, the Company issued 456,131 shares of common stock with 456,131 attached warrants for $45,613. The warrants were exercisable for a one year period at an exercise price of $0.15 and expired unexercised. The Company valued these warrants using the Black-Scholes valuation model using the assumptions detailed in Note 10 and attributed a total of $26,007 of the total $45,613 proceeds to the warrants based on their relative fair value.

During the year ended June 30, 2013, the Company issued 1,625,000 shares of common stock for cash proceeds of $32,500.

During the year ended June 30, 2013, the Company issued 7,000,000 shares of common stock for services valued at $110,750. The Company recorded $72,299 to deferred compensation and is amortizing that amount over the term of the service contracts.

During the year ended June 30, 2013 the company issued 9,605,302 shares of common stock for conversion of $65,000, of debt and $2,600 of accrued interest.

Additionally, the Company converted a shareholder loan to common stock during the year ended June 30, 2013.  The loan of $12,418 was converted into 1,653,120 common shares.  The stock was issued at a price below market value so a loss on the conversion of $20,644 was recorded.

During the year ended June 30, 2013, the Company issued 5,000,000 shares of common stock valued at $75,000 for the purchase of intangible assets.

During the period ended September 30, 2013 the company issued 10,232,551 shares of common stock for conversion of $52,500, of debt and $1,500 of accrued interest.

During the period ended September 30, 2013 the company issued 777,778 shares of common stock in relation to the exercising of 1,000,000 options, the value of the conversion was $5000.

During the period ended September 30, 2013 the company cancelled 41,131 shares of common stock when it found that those shares had been issued in duplicate and therefore in error.

F-10

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 10 – STOCK OPTIONS AND WARRANTS

The estimated value of the compensatory common stock purchase warrants granted to non-employees in exchange for services and financing expenses is determined using the Black-Scholes evaluation model.

During the year ended June 30, 2013, the Company issued 3,000,000 options for services performed by consultants. These options have a one year life and an exercise price of $0.10 and were valued at a total of $32,545. The Company calculated a relative fair value for these options based on a volatility of 238%, a risk-free interest rate of .17% and a stock price on the date of issuance of $0.02.

During the year ended June 30, 2012, the Company issued 456,131 warrants in conjunction with common stock sold for cash. These warrants have a one year life and an exercise price of $0.15. The Company calculated a relative fair value for these warrants based on a volatility of 300% to 330%, a risk-free interest rate of .37% and a stock price on the date of issuance of $0.08 to $0.20.

Changes in stock options during the years ended June 30, 2011 through 2013 are as follows:

	Number of Options	Weighted Average Exercise Price	Value if Exercised
Outstanding, June 30, 2011	1,000,000	$ 0.20	$ 200,000
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Outstanding, June 30, 2012	1,000,000	0.20	200,000
Granted	3,000,000	0.10	300,000
Exercised	-	-	-
Cancelled	-	-	-
Expired	(4,000,000)	-	-
Outstanding, June 30, 2013	-	$ -	$ -

Changes in stock purchase warrants during the years ended June 30, 2011 through 2013 are as follows:

	Number of Warrants	Weighted Average Exercise Price	Value if Exercised
Outstanding, June 30, 2011	24,019,613	$ 0.11	$ 2,551,961
Granted	456,131	0.15	68,420
Exercised	-	-	-
Cancelled	-	-	-
Outstanding, June 30, 2012	24,475,744.011		2,620,381
Granted	-	-	-
Exercised	-	-	-
Cancelled	-	-	-
Expired	(24,475,744)	-	-
Outstanding, June 30, 2013	-	$ -	$ -

There were not any stock purchase warrants outstanding at September 30, 2013.

F-11

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 11 – COMMITMENTS

On June 7, 2013, the Company entered into a consulting agreement for twelve months of services for a total of $52,000. The agreement calls for the following: months one and two: $10,000 per month; months three and four: $4,000 per month; and months five through twelve: $3,000 per month.  The consultant terminated this agreement on July 7, 2013 and no remaining payments will be made.

On March 30, 2012, the Company issued 855,462 shares of its common stock to its legal counsel for $85,546 of services rendered. The settlement agreement provides that the Company will pay the difference between the liability settled in shares and the net proceeds from the sale of the shares if the net proceeds is less than the liability settled. As of June 30, 2012, the Company had a contingent liability of approximately $0.09 per share or $76,992 to its legal counsel. As of June 30, 2013, the Company’s legal counsel sold the shares for approximately $15,223 which was applied to the outstanding balance owed by the Company. As a result, the contingent liability ceased and the Company recognized a loss on settlement of debt and recorded accounts payable of $70,323 during the year ended June 30, 2013.

On July 22, 2013 the Company entered into software acquisition agreement. The Company agreed to purchase the software for 7,500,000 shares of the Company’s common stock. Pursuant to the agreement the Company also agreed to issue 1,000,000 shares of the Company’s common stock for advisory services. This transaction has not been settled as of the period end.

NOTE 12 – INCOME TAXES

For the period ended September 30, 2013, Myriad has incurred a net loss of approximately $96,563 and, therefore, has no tax liability.  The net deferred tax asset generated by the loss carry-forward has been fully reserved.  The cumulative net operating loss carry-forward is approximately $12,444,386 at September 30, 2013, and will expire beginning in the year 2028.

The provision for Federal income tax consists of the following for the periods ended September 30, 2013 and 2012:

	September 30, 2013	June 30, 2013
Federal income tax benefit attributable to:
Current operations	$ 32,831	$ 84,497
Less: valuation allowance	(32,831)	(84,497)
Net provision for Federal income taxes	$ 0	$ 0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows as of September 30, 2013 and June 30, 2013:

	September 30, 2013	June 30, 2013
Deferred tax asset attributable to:
Net operating loss carryover	$ 4,231,091	$ 4,198,260
Valuation allowance	(4,231,091)	(4,198,260)
Net deferred tax asset	$ 0	$ 0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $12,444,386 for Federal income tax reporting purposes are subject to annual limitations.  Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

F-12

MYRIAD INTERACTIVE MEDIA, INC.

Notes to the Financial Statements

September 30, 2013 and June 30, 2013

NOTE 13 – FOREIGN CURRENCY TRANSLATION

Due to the fact that the Company’s functional currency is the U.S. Dollar and its reporting currency is the U.S. dollar, the Company must recognize the effects of variations in foreign currency exchange rates as gains and losses as a component of other comprehensive income (loss), pursuant to ASC 830 “Foreign Currency Translation.” To calculate this other comprehensive income and loss, the Company utilizes the “current method,” whereby assets and liabilities carried in Canadian dollars are translated into U.S. dollars at the exchange rate at the balance sheet date.

During the years ended September 30, 2013 and June 30, 2013, the Company recognized other comprehensive gains of $3,620 and $11,754, respectively.

NOTE 14 – SUBSEQUENT EVENTS

On October 15, 2013 the Company converted $13,500 of convertible debt into 4,090,909 shares of common stock at the applicable conversion price of $0.0033 per share in accordance with a Conversion Note dated March 19, 2013.

Effective November 14, 2013 the Company’s authorized number of common stock increased from 200,000,000 to 500,000,000 as the result of an approved amendment filed with the state of incorporation.  In relation to this transaction 2,000,000 common shares with special voting rights were issued to a current shareholder

In accordance with ASC 855-10, the Company has analyzed its operations subsequent to September 30, 2013 through the date these financial statements were issued and has determined that it does not have any material subsequent events to disclose in these financial statements other than the events described above.

F-13

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward-Looking Statements

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements.” These forward-looking statements generally are identified by the words “believes,” “project,” “expects,” “anticipates,” “estimates,” “intends,” “strategy,” “plan,” “may,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions.  Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Further information concerning our business, including additional factors that could materially affect our financial results, is included herein and in our other filings with the SEC.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Description of Business

We are a Delaware corporation formed on July 13, 1999.  Our principal executive offices are located at 7 Ingram Drive, Suite 128 Toronto, Ontario, Canada M6M 2L7.  Our telephone number is 1-800-427-1103.  On July 6, 2011, we changed our name to Myriad Interactive Media, Inc.  Concurrently with the name change, we shifted our focus to the the web development and internet marketing sector. We have formed an interactive marketing team consisting of industry experts in search engine marketing and social media marketing.  We plan to manage complex search programs and offer strategic insight into the design, development, launch and maintenance of such programs. In addition, we are focusing on the development of interactive media websites and mobile applications. Myriad Interactive Media, Inc. currently owns two flagship technologies that the company has developed and continues to develop called MingleSuite and MyMobiPoints.com. Our MingleSuite technology is a social media aggregation platform which embeds all of a client’s social media networks into one centralized location where they can install our platform onto their website. Our MyMobiPoints.com mobile application and back-end dashboard is a sophisticated enterprise solution which allows businesses a customized application which serves as a social media loyalty program, where users earn points that are redeemable for products and services that a business offers in exchange for sharing social content and becoming a brand ambassador of that business.

Social Media Marketing

We currently have a team of 10 commission-based consultants working on development of social media marketing campaigns.   At this time, we are in talks with potential customers for various social media marketing campaigns. We have the ability to build and structure marketing

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campaigns for Facebook, Twitter and Google Plus. We can perform a comprehensive analysis on the customer’s target audience and utilize best practices in creating and launching social media campaigns.  The most common campaigns we plan to conduct will be for the purpose of increasing brand recognition and driving user engagement.

Search Engine Marketing

Myriad Interactive Media Inc. is a recognized search firm with Google. We structure high quality adwords campaigns.  Utilizing a best practice approach in developing these campaigns is of the utmost importance.  Our search experts have developed a unique formula in analyzing and optimizing campaigns.  By using key performance indicators and common benchmarks in conjunction with other metrics, we are able to successfully manage complex campaigns while driving costs and increasing leads.

Our search engine marketing campaigns do not require any further investment at this time.  We are currently generating revenue from these activities.  We charge a 20% fee for the design, implementation and management of these search campaigns.

Website Development

We have a separate team of 4 consultants working on website development and web architecture.  Our team is proficient in all programming languages, including the Microsoft .NET framework. Our team can build complete web solutions from scratch, including graphic design and CSS coding.  Our web development division is currently producing several projects for the company and generating revenue.  The company will continue to develop this business in conjunction with its major in-house projects.

Application Development

We are currently developing an interactive mobile application for the Apple iPhone and Apple iPad devices.  We are registered as an Apple developer and we plan on launching this application under our Apple SDK. We will also be introducing mobile development for the Google Android platform.  We do not intend on developing applications for any RIM Blackberry mobile devices at this time.  We may develop applications for RIM’s Blackberry devices in the near future.  At this time, we are waiting for the latest OS version by RIM to further understand the revised architecture. We are currently in talks with several customers for the development of additional mobile applications.

Latin America Deal Aggregator

We have developed an in-house daily deal aggregator web application for the Brazilian market called CupomZilla.com.br.  The platform is a sophisticated application that tracks all of the daily deals in Brazil offered by daily deal sites like Groupon, PeixeUrbano and Groupalia.  We track these deals by using both application programming interface (“API”) and parsing technology.  Daily deals are run through our databases and are presented on our website to subscribers whom are using our deal filtering technology to source daily deals of particular interest.  Our platform aggregates thousands of deals from every credible daily deal website in Brazil.  Instead of checking every single website on a daily basis, users have the option to use our easy-to-use

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service and to track all of their deals on our website.  When a user wants to purchase a deal, they are re-directed to the deal originating website for the final purchase.  We receive referral commissions on daily deal sites that offer API access and commission services.  For those sites that do not provide API’s, we do not receive any commissions.

By tracking all of the daily deal sites, we are able to compile valuable data reports on the entire daily deal industry in Brazil.  We plan to introduce our own deals in the future which we believe will generate revenue for the company.  We therefore believe it is essential to fully understand the market, what sells and what doesn’t and, most importantly, to build a relevant purchasing audience.  For this reason, we are currently offering our aggregator platform for free.

CupomZilla.com.br is currently fully operational and has several unique features. We offer a deal map which tracks all of the daily deals in every major city in Brazil. Users can view the map and track deals that are in close proximity to their location. This is a valuable tool for people who are looking for deals close to work, school or home. We also offer filtering by category, which allows users can track specific deal categories.  For users who only want restaurant deals and are not interested in any other offers, for example, the users can simply select “restaurants” and uncheck the other categories.  The user will then instantly have the ability to scour through all of the active restaurant deals.  Our platform also offers users the option to receive a daily deal email based on their selected categories.

We are currently developing additional technology which will take our platform mobile.  As our focus is on emerging markets, we believe it is essential to offer this technology as more people in our current markets own mobile phones than they do printers.  We plan to unveil electronic barcodes for our own daily deal offers and offer other unique services which are currently in the development stage.

Mingle Suite Application

On September 16, 2012, we entered into an Agreement with Kalim Kahn to acquire all rights to a social media software application known as “The Mingle Suite Application.”  The Mingle Suite Application is a unique social media application that combines popular social media networks like Facebook, Twitter, Google+ and YouTube into one place. This will allow for seamless integration and ease of use for corporate clients looking for both an all-in-one solution for social media management, and a unique search engine optimization tool equipped with sophisticated analytics. The application was is comparable to other popular social media platforms like HootSuite, Vitrue, Buddy Media & Radian6.

Our Agreement calls for a total purchase price of $250,000 to be paid for the Mingle Suite Application.  The purchase price shall be paid as follows:

· Issuance of 5,000,000 shares of our common stock, to be valued at $75,000; and

· Issuance of a Promissory Note in the amount of $175,000, payable on or before October 1, 2014.

Our obligation to repay the Note in full will be conditional upon the seller generating a minimum of $500,000 in sales of the Mingle Suite Application on or before the due date of October 1, 2014. If the seller does not generate the minimum required sales, the Note shall be re-paid on a pro rata basis provided a minimum of $250,000 in sales is generated on or before the due date.

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On July 24, 2013, we entered into an asset purchase agreement with Brazo River Technologies, LLC. Under the Agreement, we acquired all rights to the MyMobiPoints application, including the source code for the application and the MyMobiPoints web domain. MyMobiPoints is a social media points application which we plan to use to enhance our MingleSuite social media technology with a slate of features for mobile device users. The technology is a social media technology that tracks the sharing of content by users where they are awarded pre-set points that are custom to the mobile app technology and integrated within a loyalty points system. These points are redeemable towards products and services that the app client directors towards the app user. It is a sophisticated and modern loyalty points system, and a tremendous asset to the Myriad technology portfolio.  As the purchase price for these assets, we agreed to issue a total of 8,500,000 shares

Results of operations for the three months ended September 30, 2013 and 2012.

During the three months ended September 30, 2013, we earned revenue of $18,865. We incurred operating expenses in the amount of $111,402 for the three months ended September 30, 2013, consisting of professional fees in the amount of $66,193, general and administrative expenses of $23,961, and depreciation and amortization of $21,248.  In addition, we incurred interest expense of $4,026.  As a result, we incurred a net loss of $96,563 for the three months ended September 30, 2013.

By comparison, for the three months ended September 30, 2012, we earned revenue of $6,033.  We incurred operating expenses of $254,975 during the three months ended September 30, 2012, consisting of professional fees in the amount of $225,509, general and administrative expenses of $29,204, and depreciation and amortization of $262.  We also incurred interest expense of $578 during the three months ended September 30, 2012.  We incurred a net loss of $249,520 during the three months ended September 30, 2012.

Our losses are attributable to operating expenses together with insufficient revenues.  We anticipate that both our operating expenses and our revenues will increase as we continue with our plan of operations.

Liquidity and Capital Resources

As of September 30, 2013, we had total current assets of $31,540, consisting of cash in the amount of $7,690, accounts receivable of $11,500, deposits of $950, and prepaid expenses in the amount of $11,400.  As of September 30, 2013, we had current liabilities of $278,323, consisting of accounts payable and accrued expenses in the amount of $89,901, accrued expenses – related party in the amount of $76,211, convertible debt net of debt discount in the amount of $102,500 and a payable due to a shareholder in the amount of $18,711.  Accordingly, we had negative working capital of $246,783 as of September 30, 2013.  We have not attained profitable operations and are dependent upon obtaining financing to pursue significant development and expansion of our planned search engine and social media marketing business.  We will need to raise approximately $250,000 in new capital in the short-term to put together a working environment for our team to assemble together for efficient production and growth.  Although we are engaged in efforts to raise additional equity capital, we currently do not have any firm arrangements for the required equity financing and we may not be able to obtain such financing when required, in the amount necessary, or on terms that are financially feasible.

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We have obtained financing from Asher Enterprises, Inc. under a series of two Convertible Promissory Notes and related Securities Purchase Agreements.  Currently, there are three (3) outstanding Notes issued to Asher Enterprises in the total principal amount of $117,500. The Notes issued to Asher Enterprises bears interest at a rate of 8% per year and is convertible at a conversion price equal to 55% of the Market Price of our common stock on the conversion date. For purposes of the Note, “Market Price” is defined as the average of the 3 lowest closing prices for our common stock on the 10 trading days immediately preceding the conversion date. The number of shares issuable upon conversion of the Note is limited so that the holder’s total beneficial ownership of our common stock may not exceed 4.99% of the total issued and outstanding shares. This condition may be waived at the option of the holder upon not less than 61 days notice.

Off Balance Sheet Arrangements

As of September 30, 2013, there were no off balance sheet arrangements.

Going Concern

We have not attained profitable operations and are dependent upon obtaining financing to pursue significant business development activities. We have a cumulative deficit of $12,444,386 since our inception and require capital for our contemplated operational and marketing activities to take place. Our ability to raise additional capital through the future issuances of the common stock is unknown. The obtainment of additional financing, the successful development of our contemplated plan of operations, and our transition, ultimately, to the attainment of profitable operations are necessary for us to continue operations.  For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Currently, we do not believe that any accounting policies fit this definition.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

A smaller reporting company is not required to provide the information required by this Item.

Item 4. Controls and Procedures

We carried out an evaluation of the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of September 30, 2013.  This evaluation was carried out under the supervision and with the participation of our Chief Executive Officer and Chief Financial Officer, Derek Ivany.  Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that, as of September 30, 2013, our disclosure controls and procedures are not effective.  There have

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been no changes in our internal controls over financial reporting during the quarter ended September 30, 2013.

Management determined that the material weaknesses that resulted in controls being ineffective are primarily due to lack of resources and number of employees. Material weaknesses exist in the segregation of duties required for effective controls and various reconciliation and control procedures not regularly performed due to the lack of staff and resources.

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Exchange Act are recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, to allow timely decisions regarding required disclosure.

Limitations on the Effectiveness of Internal Controls

Our management does not expect that our disclosure controls and procedures or our internal control over financial reporting will necessarily prevent all fraud and material error.   Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the internal control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

PART II – OTHER INFORMATION

Item 1. Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

Item 1A: Risk Factors

A smaller reporting company is not required to provide the information required by this Item.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

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None

Item 3. Defaults upon Senior Securities

None

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

None.

Item 6. Exhibits

Exhibit Number	Description of Exhibit
31.1	Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
31.2	Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (1)
32.1	Certification of Chief Executive Officer and Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (1)

1 Incorporated by reference to Quarterly Report on Form 10-Q for the period ended September 30, 2013, filed November 18, 2013.

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SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Myriad Interactive Media, Inc.

Date:	November 18, 2013

By: /s/ Derek Ivany Derek Ivany Title: Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Accounting Officer, and Director

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